                                                                     Exhibit (2)


                                     I.T.I.



                                    PURCHASE



                                   AGREEMENT

                            ASSET PURCHASE AGREEMENT


                                    Between

                               KAYDON CORPORATION

                                      And

                           INDUSTRIAL TECTONICS, INC.

                                      And

                               AXEL JOHNSON, INC.

                               TABLE OF CONTENTS


Section                                                               Page
- -------                                                               ----
1.            Sale and Purchase of Assets ...........................   1

              1.1            Transfer of Assets .....................   1
              1.2            Assumed Liabilities ....................   4
              1.3            Excluded Assets ........................   6

2.            Price .................................................   6

              2.1            Purchase Price .........................   6
              2.2            Allocation of Purchase Price ...........   7
              2.3            Change in Financial Statements .........   7

3.            The Closing ...........................................   9

              3.1            Time and Place .........................   9
              3.2            Transfer of Assets .....................   9
              3.3            Delivery of Purchase Price .............  10

4.            Representations and Warranties of Seller ..............  10

              4.1            Organization, Standing, etc.
                               of Seller ............................  10
              4.2            Authorization; Binding Effect ..........  10
              4.3            Consents; Defaults; Etc. ...............  10
              4.4            Machinery and Equipment  ...............  11
              4.5            Intellectual Property and Processes.....  11
              4.6            Employment Matters .....................  12
              4.7            Permits .............. .................  12
              4.8            Litigation  ............................  13
              4.9            Certain Tax Matters ....................  13
              4.10           Broker, etc. ...........................  13
              4.11           Title to Assets ........................  14
              4.12           Compliance With Laws ...................  14
              4.13           No Burdensome Restrictions, etc. .......  15
              4.14           Disclosure .............................  15
              4.15           Accuracy of Financial Statements .......  16
              4.16           Absence of Changes .....................  16
              4.17           Leases and Contracts ...................  17
              4.18           Condition of Inventory .................  18
              4.19           Accounts Receivable ....................  18
              4.20           Fixed Assets ...........................  19
              4.21           Real Property ..........................  19
              4.22           Insurance ..............................  20
              4.23           Labor Matters ..........................  20
              4.24           Employee Benefits ......................  20

Section                                                               Page
- -------                                                               ----
5.            Representations and Warranties of Buyer ...............  20

              5.1            Organization, Standing and Authority
                               of Buyer .............................  20
              5.2            Authorization; Binding Effect ..........  21
              5.3            Assumption of Assumed Liabilities ......  21
              5.4            Consents, Defaults, etc. ...............  21
              5.5            Broker, etc. ...........................  22
              5.6            Disclosure .............................  22
              5.7            Financial Capability to Consummate
                               Transactions .........................  22

6.            Covenants of Seller ...................................  23

              6.1            Maintenance of Assets, etc. ............  23
              6.2            Access to Information ..................  23
              6.3            Seller's Continuing Responsibility
                               for Environmental Matters ............  24
              6.4            Title Insurance ........................  25
              6.5            Environmental Report ...................  25
              6.6            Surveys ................................  26
              6.7            Employment .............................  26
              6.8            Accounts Receivable ....................  26

7.            Covenants of Buyer ....................................  27

              7.1            Negative Actions .......................  27
              7.2            Employees ..............................  27
              7.3            Assumption of Liabilities ..............  28
              7.4            Accounts Receivable ....................  28

8.            Conditions to Obligation of Buyer .....................  28

              8.1            Accuracy of Representations and
                               Warranties ...........................  28
              8.2            Performance by Seller ..................  28
              8.3            Seller's Certificate ...................  29
              8.4            Opinion of Seller's Counsel ............  29
              8.5            Corporate Documents ....................  32
              8.6            Instruments of Transfer ................  32
              8.7            Examination Period ... .................  32

9.            Conditions to Obligations of Seller ...................  33

              9.1            Accuracy of Representations ............  33
              9.2            Performance by Buyer ...................  33


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


Section                                                      Page
- -------                                                      ----
              9.3   Officer's Certificate ..................  33
              9.4   Opinion of Buyer's Counsel .............  33
              9.5   Corporate Documents ....................  35
              9.6   Delivery of Purchase Price .............  35

10.           Covenant Not to Compete ......................  35

              10.1  Noncompetition .........................  35
              10.2  Enforcement ............................  36
              10.3  Injunctive Relief ......................  36

11.  Additional Covenants of Buyer and Seller ..............  36

              11.1  WARN Act ...............................  36
              11.2  Further Assurances .....................  37
              11.3  Bulk Sales Laws ........................  37
              11.4  Rights to Intellectual Property ........  37
              11.5  Use of Trade Names .....................  38
              11.6  General Manager ........................  38
              11.7  Access and Information..................  38

12.           Survival of Representations, Warranties
                and Covenants; Indemnification; etc. .......  40

              12.1  Survival of Representations, etc........  40
              12.2  Indemnification by Seller...............  40
              12.3  Indemnification by Buyer................  42
              12.4  Indemnification Notice, etc ............  43
              12.5  Limit on Indemnification ...............  44
              12.6  Butenkoff Litigation ...................  45

13.           Termination ..................................  45

14.           Expenses .....................................  45

15.           Notices ......................................  46

16.           Amendments; Termination ......................  46

17.           Effect of this Agreement; Counterparts .......  46

18.           Governing Law and Jurisdiction ...............  47

19.           Assignments; Successors and Assigns ..........  47

20.           Press Releases and Announcements .............  47

21.           Construction .................................  48

Signature Page .............................................  48

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


                               INDEX TO EXHIBITS


Exhibit                                        Description
- -------                                        -----------
1.1 .................................          Assumed Encumbrances

1.1(b) ..............................          Machinery and Equipment

1.1(c) ..............................          Intellectual Property

1.1(d) ..............................          Patents

1.2 .................................          Financial Statements
                                               dated June 30, 1993

1.2(a) ..............................          Assumed Liabilities

1.3 .................................          Excluded Assets

4.3 .................................          Consents Required and
                                               Defaults

4.4 .................................          Machinery and Equipment
                                               Requiring Repairs

4.6 .................................          Employment Matters

4.7 .................................          Permits

4.8 .................................          Litigation

4.10 ................................          Brokers

4.11 ...............................           Title to Assets

4.12 ...............................           Non-Compliance with Laws

4.13 ...............................           Restrictions

4.14 ...............................           Material Facts

4.15 ...............................           Additions to Financial
                                               Statements

4.17 ...............................           Leases and Contracts

4.19 ...............................           Uncollectible Receivables

4.21 ...............................           Real Property


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                                                                             E-6

                               INDEX TO EXHIBITS


4.22 ...............................   Insurance

4.23 ...............................   Labor Matters

4.24 ...............................   Employee Benefit Plans

7.2  ...............................   Employees





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                                                                             E-7

                            ASSET PURCHASE AGREEMENT


       THIS ASSET PURCHASE AGREEMENT is made and executed as of November 29, 1993, between KAYDON CORPORATION, a Delaware corporation (the "Buyer"), INDUSTRIAL TECTONICS INC., a Delaware corporation (the "Seller"), and AXEL JOHNSON INC., a Delaware corporation ("AJI"), with reference to the following facts:

       Seller is a wholly-owned subsidiary of AJI and wishes to sell to Buyer and Buyer wishes to purchase from Seller all of the business and assets relating to Seller's ball and precision machine parts manufacturing business located in Dexter, Michigan (the "Business").

       In consideration of the premises and the mutual covenants contained herein, Seller, AJI and Buyer agree as follows:

       1.         SALE AND PURCHASE OF ASSETS

       1.1 Transfer of Assets. In reliance on the representations and warranties contained herein and subject to the terms and conditions hereof, Seller shall on the Closing Date (as defined in Section 3 herein) sell, convey, transfer, assign and deliver, free and clear of all liens, mortgages, security interests, pledges, charges, agreements, restrictions, claims, defects in title and encumbrances of any kind or description, except for those items listed on the attached Exhibit 1.1 (collectively referred to herein as "Claims and Encumbrances"), and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the tangible and intangible assets (the "Assets") of Seller, including:





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                                                                             E-8

             (a) Inventories. All inventory, including, without limitation, all work in process, finished parts and products and raw materials ("Inventory");

             (b) Machinery and Equipment. All machinery, equip- ment, tools, vehicles, furniture, tooling, fixtures, molds, dies, and all other tangible property used in the Business, including, without limitation, the machinery and equipment described on Exhibit 1.1(b) hereto ("Machinery and Equipment");

             (c) Intangible Personal Property. All intangible personal property, including (i) all procedures, processes, products, formulae, scientific, technical and other information, trade secrets, ideas, licenses, franchises, customer lists, vendor lists, plans, specifications, designs, drawings, catalogues, manuals, reports, samples, prototypes, know-how, items in application, development or other pending status and all similar items which are owned by Seller and applicable to or used in the operation of the Business ("Intellectual Property"), including, without limitation, the items of Intellectual Property of Seller described on Exhibit 1.1(c) hereto, (ii) rights pursuant to all contracts applicable to or used in the operation of the Business, including, without limitation, the contracts listed on Exhibit
       4.17 hereto, (iii) the leases of real and personal property applicable to or used in the operation





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                                                                             E-9
       of the Business described on Exhibit 4.17 hereto, (iv) all computer and automatic machinery software programs and source disks, program documentation, tapes, manuals, forms, guides and other materials with respect thereto applicable to or used in the Business, and (v) to the extent the same are transferable, all federal, state or local governmental or regulatory permits, licenses, approvals and franchises which are owned or have been received by Seller in connection with the operation of the Business or ownership of the Assets (collectively, "Permits"), including, without limitation, the Permits which are listed on Exhibit 4.7 hereto;

             (d) Patents, Trademarks and Copyrights. All registered and unregistered trademarks, trademark applications, trade names, service marks and service names and the goodwill of the Business connected therewith or symbolized thereby, and all copyrights, patents and patent applications, including, without limitation, the items listed on the attached Exhibit 1.1(d).

             (e) Records. All accounting information pertaining to the operations of the Business and all media in which all or any of the information, knowledge, data or records relating to the Business may be related or stored, all customer lists, customer files, personnel records, credit information, advertising, promotional and sales





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

       materials, sales data, surveys, account histories, information relating to sales or servicing of products applicable to, used in or manufactured by the Business;

             (f) Miscellaneous Assets. All goodwill of the Business and all information, identification of supplies, gross data, recorded knowledge, and all warranties inuring to the benefit of Seller in connection with the Business;

             (g) Cash. All cash on hand, accounts receivable and notes receivable (except that Buyer shall not assume any negative cash balance), and

             (h) Real Property. The real property described in Exhibit 4.21 herein.

       1.2        Assumed Liabilities.  At the Closing, Buyer shall assume only
(i) the obligations or liabilities of Seller listed on the balance sheet of Seller dated June 30, 1993 and attached as Exhibit 1.2 hereto in the amounts listed therein, as such amounts may have increased or decreased since that date in the ordinary course of business and (ii) those additional liabilities set forth on the attached Exhibit 1.2(a). Except for the foregoing liabilities, Buyer shall not assume any obligation, duty or liability of any nature whatsoever, fixed or contingent, including, without limitation: (A) any liability of Seller for generation, management, handling, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other substance or





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                                                                            E-11
other action, omission or condition affecting the environment arising from the conduct of the Business or occurrences prior to the Closing Date, including, without limitation, those conditions specified on Exhibit 4.12 as described herein; (B) any tax liabilities or similar assessments arising from the conduct of the Business or occurrences prior to the Closing Date or arising from the transfer of the Assets and consummation of the transactions contemplated hereby, including, without limitation, any liabilities for sales, bulk sales, use, transfer, stamp or income taxes, and any filing, recording or similar fees or charges; (C) any liabilities for breach or default by Seller under any contract, lease or agreement assigned to Buyer hereunder, which accrued prior to the Closing Date; (D) any liability with respect to any claim, suit, action or judicial, administrative or arbitration proceeding (x) made or pending or commenced against Seller at or prior to the Closing Date, or (y) made or commenced after the Closing Date in respect of any action, omission or condition occurring or existing prior to the Closing Date; (E) any undisclosed liabilities, which accrued prior to the Closing Date and (F) any collective bargaining agreement, labor or employment agreement liabilities, any pension plan withdrawal or other liability, severance liability, funding deficiency, workmen's compensation, employee life and health insurance or similar liability to any employee or former employee of Seller, including, without limitation, any such liability under any multi-employer or single-employer plan, contract or





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                                                                            E-12
arrangement, or any other liability in respect of any employee attributable to or in respect of any period prior to the Closing Date. Seller shall discharge and satisfy, when and if due and payable, all liabilities which are not specifically assumed by Buyer under this Agreement and shall, upon request of Buyer, give Buyer evidence of such payment.

                  In the event Buyer is assessed with a liability it did not assume hereunder, Buyer shall notify Seller in writing of such assessment and provide Seller ten (10) business days to either acknowledge the liability or dispute it. If Seller acknowledges such assessment of liability, Seller may either, at its sole option, (i) discharge and satisfy such liability directly,
(ii) dispute such liability and indemnify and hold Buyer harmless, or (iii) pay Buyer the full amount of such assessed liability. Under no circumstances shall Seller pay Buyer for any liability which Buyer satisfies and discharges on Seller's behalf unless Buyer first provides Seller with the notice required herein.

       1.3 Excluded Assets. The Assets shall not include the assets of Seller listed in Exhibit 1.3 attached hereto.

       2.         PRICE

       2.1 Purchase Price. The purchase price for the Assets based on Seller's balance sheet attached as Exhibit 1.2 hereto shall be the sum of Seven Million Nine Hundred Fifty Thousand Dollars ($7,950,000) in cash (transferred via wire transfer) at Closing.





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                                                                            E-13

       2.2 Allocation of Purchase Price. The Purchase Price paid for the respective Assets will be as shown on an allocation exhibit to be provided by Buyer to Seller prior to the Closing which shall be approved by Seller.

       2.3 Change in Financial Statements. The Purchase Price has been calculated based on the June 30, 1993 balance sheet of Seller which reflects a net equity of $7,784,631, and a net equity after adjusting for cash, prepaid assets, pension liabilities and other post-employment benefit obligations of $7,735,406, calculated as follows:

             June 30, 1993 equity                $7,784,631

             Adjustments:

                Cash                                (81,183)
                Prepaid Assets                     (216,431)
                Pension Liability                   140,626
                FASB 106 Liability                  107,763
                                                 ----------
                                                 $7,735,406

The Purchase Price shall be adjusted as follows:

             (i) Net equity as of June 30, 1993 shall be subtracted from net equity as of the Closing Date and the difference shall be the "Net Equity Difference;" and

             (ii) $3,188,060 shall be subtracted from Seller's working capital as of the Closing Date (including only cash, accounts receivable and inventory less accounts payable, and less accrued expenses, and excluding prepaid assets, pension liabilities and other post employment benefit obligations) and the difference shall be the "Working Capital Difference."





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                                                                            E-14

If both the Net Equity Difference and the Working Capital Difference are positive, the Purchase Price shall be increased by the greater of the Net Equity Difference and the Working Capital Difference. If both the Net Equity Difference and the Working Capital Difference are negative, the Purchase Price shall be decreased by the greater of the Net Equity Difference and the Working Capital Difference. If the Net Equity Difference is positive and the Working Capital Difference is negative, or if the Net Equity Difference is negative and the Working Capital Difference is positive, the Purchase Price shall be increased by the sum of the Working Capital Difference and the Net Equity Difference (or decreased if the sum is negative).

       In determining the Net Equity Difference and the Working Capital Difference, the maximum value for property, plant and equipment shall be $2,851,755 and the maximum value for goodwill shall be $1,695,971.

       The adjustments to the Purchase Price set forth above shall be made within sixty (60) days after the Closing Date. Within thirty (30) days following the Closing Date Buyer shall prepare the balance sheet as of the Closing Date and shall submit such balance sheet to Seller for review by Seller's representatives. If Seller wishes to dispute the Closing Date balance sheet submitted by Buyer it shall notify Buyer within thirty (30) days of Seller's receipt of the Closing Date balance sheet of its dispute. If the parties cannot resolve such dispute, the Closing Date balance sheet shall be audited by an independent accounting firm agreed to by both parties and the results of such audit shall be final and binding on both parties. The cost of such audit shall be borne equally by both parties, unless the independent auditor's results establish that one party was responsible for the dispute, in which event such responsible party shall bear the total costs associated with the audit.

       Any increase or reduction in the Purchase Price determined in accordance with this Section shall immediately be paid to Seller or Buyer as the case may be.

       3.         THE CLOSING

       3.1 Time and Place. The closing of the sale and purchase of the Assets (the "Closing") shall take place at the offices of Seller's counsel in Detroit, Michigan at 9:00 A.M., on January 31, 1994, or such earlier date as Seller and Buyer may agree upon (the "Closing Date"). The delivery of all documents by the parties and the performance of all acts at the Closing shall be deemed to have occurred simultaneously.

       3.2 Transfer of Assets. At the Closing, Seller shall deliver to Buyer such bills of sale, warranty deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Buyer and its counsel, as shall be effective to convey and transfer to and vest in Buyer title to the Assets, free and clear of any Claims and Encumbrances, except such Claims and Encumbrances listed on Exhibit 1.1 attached hereto. Simultaneously with such delivery, Seller shall take





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                                                                            E-16
such action as may be necessary or reasonably requested by Buyer to place Buyer in possession and control of the Assets.

       3.3 Delivery of Purchase Price. Buyer shall pay to Seller via wire transfer at the Closing, the full amount of the Purchase Price.

       4.         REPRESENTATIONS AND WARRANTIES OF SELLER

       Seller represents and warrants to Buyer as follows:

       4.1 Organization, Standing, etc. of Seller. Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power to own or lease and to operate its properties and to carry on the Business as conducted with the Assets.

       4.2 Authorization; Binding Effect. This Agreement has been duly executed and delivered by Seller and constitutes the legally binding obligation of Seller in accordance with its terms.

       4.3        Consents; Defaults; Etc.  Except as set forth on the attached
Exhibit 4.3, neither the execution, delivery or performance by Seller of this Agreement nor the consummation by Seller of the transactions contemplated hereby (i) is prohibited by, or requires Seller to obtain or make any consent, authorization, approval, filing or registration under, any law, rule or regulation, judgment, order, writ, injunction or decree which is binding upon Seller, or any of the Assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of





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                                                                            E-17
any lien on any of the Assets pursuant to, or require any consent under, any indenture, lease, mortgage or other agreement to which Seller is a party or by which Seller or any of the Assets is otherwise bound.

       4.4 Machinery and Equipment. Except as listed in Exhibit 4.4 attached hereto, all Machinery and Equipment has been maintained so as to be, and all of the Machinery and Equipment is, in good operating condition and repair (ordinary wear and tear excepted), and to the best of Seller's knowledge, after due inquiry, there are no repairs which are required to be made to the Machinery and Equipment, except as listed in Exhibit 4.4.

       4.5 Intellectual Property and Processes. Exhibit 1.1(c) includes all of the material Intellectual Property, and all patents, trademarks and copyrights owned by, used or necessary for use in the Business. The formulae, manufacturing procedures, processes, know-how and trade secrets used or necessary for use in the operation of the business are hereinafter referred to as the "Processes". The United States trademark registrations listed on the attached Exhibit 1.1(c) and, to the best of Seller's knowledge, after due inquiry, the Intellectual Property and Processes which are owned by Seller are owned free and clear of any license, sublicense, agreement, right, understanding, judgment, order, decree or stipulation, and Seller, to the best of its knowledge, after due inquiry, has not infringed on or misappropriated any intellectual property of third parties. To the best of Seller's knowledge no third party





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                                                                            E-18
has infringed or misappropriated any Intellectual Property, patents, trademarks and Copyrights or Processes.

       4.6 Employment Matters. Except as listed on the attached Exhibit 4.6, there is no claim of any employee or any former employee of Seller for any unpaid compensation or remuneration of any nature, including, without limitation, contingent salaries, incentive payments, pension benefits (whether or not vested), (excluding benefits to be paid in the future from pension trusts established and administered for such purpose by Seller), medical expense reimbursement, vacation pay, severance payments and other awards, interests and payments.

       4.7 Permits. Attached as Exhibit 4.7 hereto is a list of all Permits Seller has obtained in connection with the operation and ownership of the Assets, and, except Permits that Buyer designates as not to be transferred in Exhibit 4.7, or which have been designated as non-transferable or transferable only with consent from a third party or government or regulatory body on Exhibit 4.7, each of the Permits is transferable by Seller without notice to or consent from any third party or governmental or regulatory body. Seller shall take all reasonable steps requested by Buyer to enable Buyer to obtain in its own name any Permit that is not so transferable. The Permits listed on Exhibit 4.7 constitute all of the Permits required to operate the Business as previously conducted by Seller. Except as listed on attached
Exhibit 4.7, there are no proceedings pending or, to the best of Seller's knowledge, threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any Permit.

       4.8 Litigation. Except as listed on the attached Exhibit 4.8, there is no suit, action, proceeding, investigation or inquiry pending or, to the best of Seller's knowledge, threatened (or any basis therefor), at law or in equity or before any governmental department, commission, board, body, agency or instrumentality, domestic or foreign, against Seller which materially affects or could materially affect the Assets or involves or could involve the validity or legality of this Agreement or any action taken or to be taken pursuant hereto.

       4.9 Certain Tax Matters. Seller has paid, accrued on its Latest Financial Statement, or will pay when due all income, sales, use, business, occupation, personal or real property or any similar taxes and all taxes of any kind related to any period prior to the Closing Date, including without limitation, any tax relating to the wages, benefits or income of any employee, consultant or commission agent connected with the Assets, whether owed by Seller or by any such employee, consultant or commission agent.

       4.10 Broker, etc. Except as set forth on the attached Exhibit 4.10, Seller has employed no finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.





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                                                                            E-20

       4.11 Title to Assets. Except as set forth on the attached Exhibit 4.11, Seller has undivided marketable title, legal and equitable, in and to all of the Assets being sold under this Agreement. The Assets are owned by Seller free and clear of any Claims and Encumbrances, except liens for current taxes and assessments not yet due and payable and those liens, Claims and Encumbrances described on the attached Exhibit 4.11. All of the Assets are located in Dexter, Michigan or each other location listed in Exhibit 4.11. The Assets, taken as a whole, constitute all of the operating properties and assets which are reasonably necessary for the conduct of the Business as conducted by Seller.

       4.12 Compliance With Laws. Except as set forth on Exhibit 4.12 (which includes the Environmental Report described in Section 6.5 herein), the Business and the Assets are and have been operated and maintained in substantial compliance with all applicable governmental laws, rules, regulations and ordinances, including, without limitation, laws, regulations and other requirements (a) relating to pricing of products and antitrust, and
(b) imposed by action of, permits from, or agreements with any governmental agency or authority relating to the generation, management, handling, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other substance or other action, omission or condition affecting the environment, air, soil and water pollution, ground water contamination, the handling, storage or release into the environment of hazardous materials or hazardous substances, or the transportation of hazardous materials (collectively, "Environmental Laws and Regulations") and federal and state occupational safety and health laws and regulations and the Consumer Products Safety Commission laws and regulations; and Seller has no notice of any failure to comply therewith, except as set forth on Exhibit 4.12. Exhibit 4.12 lists each offsite disposal site used by Seller presently or used by Seller from December 22, 1982 to the present. Except as set forth in Exhibit 4.12, to the best of Seller's knowledge, after due inquiry and investigation by qualified Seller representatives, all properties and equipment of Seller have been since December 22, 1982 and now are free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzoforans and "extremely hazardous substances" as that term is defined in the Toxic Substance Control Act.

       4.13 No Burdensome Restrictions, etc. There are no judgments, orders, writs, injunctions, or decrees to which the Assets are subject and to which Seller is a party, or which materially adversely affect the Assets, except those set forth on the attached Exhibit 4.13.

       4.14 Disclosure. The representations and warranties contained in this Agreement and the information contained in the Exhibits hereto, written documents, financial statements including the latest financial statements dated June 30, 1993, provided by Seller to Buyer (the "Latest Financial Statements"), and other certificates or instruments delivered by or on behalf of Seller in connection with the purchase and sale of the Assets are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein and herein not misleading. Except as set forth in the attached Exhibit 4.14, there is no fact known to Seller which materially adversely affects the Assets which has not been set forth in this Agreement or in the other documents, certificates or instruments delivered by Seller or on behalf of Seller, specifically for use in connection with the transactions contemplated by this Agreement.

       4.15 Accuracy of Financial Statements. The financial statements of Seller provided to Buyer (including, without limitation, the Latest Financial Statements, and Seller's annual financial statements dated December 31, 1992) fairly present the financial condition of Seller and the results of its operations, as of the dates thereof and for the periods indicated therein, in accordance with generally accepted accounting principles consistently applied. As of the Closing Date, and except as set forth on the attached
Exhibit 4.15, Seller shall have no liabilities of any nature required to be reflected in financial statements under generally accepted accounting principles that were not shown or provided for in the aggregate on the financial statements, and all reserves set forth on the financial statements are adequate in all material respects.

       4.16 Absence of Changes. Since the date of the Latest Financial Statements, Seller has, and until the Closing

Date shall have, operated the Business in the ordinary and usual course, maintained the Assets in good condition and repair, reasonable wear and use excepted, and not sold, assigned, transferred, encumbered or otherwise disposed of, or contracted, agreed or become bound to sell, assign, transfer, encumber or otherwise dispose of any of the Assets, other than in the ordinary course of business, and except as otherwise provided in this Agreement. Since such date, there has been no material adverse change in the Business, Assets or condition, financial or otherwise, of Seller (including specifically, but without limitation, Seller's agreement with the Rochester Products division of General Motors Corporation) nor, to the best of Sellers's knowledge, has any such change threatened to occur, nor has there been any damage, destruction or loss, other than that fully covered by insurance, of a material nature affecting the Business, properties or financial condition of Seller.

       4.17 Leases and Contracts. Exhibit 4.17 attached hereto includes each lease of real or personal property and each agreement to which Seller is a party that involves the sum of $10,000.00 or more, including employment agreements and collective bargaining agreements. Each such lease and agreement
(a) is valid, binding and enforceable, and (b) to the best of Seller's knowledge, no event has taken place which with notice or lapse of time would constitute a breach or default, or permit termination or modification of such lease or contract. Seller has not received notice of any default, and, to the best of

Seller's knowledge, Seller is not in default in respect of any such lease or agreement to which it is a party or by which it is bound.

       4.18 Condition of Inventory. All inventory, materials and supplies of Seller are of at least the standard quality for such items in the Business. The inventory reserves described in the Latest Financial Statements are adequate in all material respects. The inventory shall be, as of the Closing, within five percent (5%) of its recorded book valuation, which shall be verified by Buyer at Buyer's option through a physical inventory to be taken based on the December 31, 1993 balance sheet of Seller. Buyer shall provide notice to Seller of its desire for a physical inventory on or before December 23, 1993. (The actual physical count, if necessary, would be taken during the period of January 2, 1994 through January 5, 1994.) The physical inventory will be priced and reconciled to the Seller's December 31, 1993 balance sheet seven (7) or more days prior to Closing.

       4.19       Accounts Receivable.  Subject to the reserve referenced in
Section 6.8 herein, and except as set forth on the attached Exhibit 4.19, all of Seller's accounts receivables of any nature are good and collectible at the aggregate recorded amounts thereof in the usual and ordinary course of business and without resort to legal proceedings. The Buyer hereby acknowledges and agrees that Buyer's sole remedy for any breach of Seller's representation and warranty contained in this Section 4.19 shall be that remedy described in Section 6.8 hereof.

       4.20 Fixed Assets. The fixed assets valuation is within five percent (5%) of its recorded book valuation as of the end of the month immediately preceding the date on which the physical inventory is conducted. Buyer may conduct a physical fixed assets inventory and appraisal within thirty
(30) days prior to the Closing to verify this representation.

       4.21 Real Property. Exhibit 4.21 includes a legal description of all real property owned by Seller. As to such real property:

             (a) Except as set forth on Exhibit 4.21, there are no mortgages, liens, easements, covenants or other restrictions, except restrictions which do not impair its use, occupancy or value.

             (b) there are no condemnation proceedings pending or, to the best of Seller's knowledge, threatened, and no special assessments as to the real property.

             (c) to the best of Seller's knowledge, there are no encroachments or violations of any zoning laws or ordinances.

             (d) to the best of Sellers's knowledge, seller holds all licenses and permits required for its ownership and operation.

             (e) There are no leases, subleases, licenses or other agreements granting any third parties any right of occupancy.

             (f) There are no rights of first refusal or options relating thereto.

             (g) All facilities located thereon are serviced by all required utility services and access to public roads.

             (h) All real property taxes for which bills have been issued have been paid.

       4.22 Insurance. Exhibit 4.22 attached hereto sets forth all insurance carriers and policy numbers by policy period as to policies to which Seller has been a party or beneficiary within the past five (5) years, including, without limitation, worker's compensation, liability, casualty and property insurance, and, except as identified in Exhibit 4.22, all such policies are in full force and effect.

       4.23 Labor Matters. Except as set forth on the attached Exhibit 4.23, Seller is not subject to any labor grievances, claims of unfair labor practices, or other material collective bargaining disputes.

       4.24 Employee Benefits. Exhibit 4.24 lists all employee benefit plans to which Seller is a party, including all such plans as defined or described under ERISA.

       5.         REPRESENTATIONS AND WARRANTIES OF BUYER

       Buyer represents and warrants as follows:

       5.1 Organization, Standing and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

       5.2 Authorization; Binding Effect. The execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by a duly authorized officer of Buyer and constitutes the valid and legally binding obligation of Buyer enforceable against Buyer in accordance with its terms.

       5.3        Assumption of Assumed Liabilities.   All of the contracts,
agreements or instruments to be assumed by Buyer pursuant to this Agreement and the Assumption Agreement are valid and binding upon Buyer, and are enforceable against and fully performable by Buyer in accordance with their terms; and there are no existing facts or circumstances which would prevent the full and complete performance thereof by Buyer.

       5.4 Consents, Defaults, etc.. Neither the execution, delivery or performance by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby (i) is prohibited by, or requires Buyer to obtain or make any consent, authorization, approval, filing or registration under, any law, rule or regulation, judgment, order, writ, injunction or decree which is binding upon Buyer, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, or require any consent under, any indenture, lease, mortgage or other agreement to which Buyer is a party or by which Buyer is bound.

       5.5 Broker, etc.. Buyer has employed no broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

       5.6 Disclosure. The representations and warranties contained in this Agreement and the information contained in any written documents, financial statements and other certificates or instruments delivered by or on behalf of Buyer in connection with the purchase of the Assets are true and correct in all material respects and do not contain any untrue statement of a material fact. There is no fact known to Buyer which materially adversely affects the ability of Buyer to consummate the transactions contemplated herein which has not been set forth in this Agreement or in the other documents, certificates or instruments delivered by Buyer or on behalf of Buyer, specifically for use in connection with the transactions contemplated by this Agreement.

       5.7 Financial Capability to Consummate Transactions. Buyer has, or will have on the Closing Date, sufficient financial resources readily available to enable Buyer to consummate the transactions contemplated in this Agreement on the terms and conditions contained herein. There is no fact known to Buyer which materially adversely affects the ability of Buyer to consummate the transactions contemplated herein which has not been set forth in this Agreement or in the other documents, certificates or instruments delivered by Buyer or on behalf of Buyer, specifically for use in connection with the transactions contemplated by this Agreement.

       6.         COVENANTS OF SELLER

       Seller covenants and agrees with Buyer that:

       6.1 Maintenance of Assets; etc. Seller will, through the Closing Date, (a) maintain and keep the Machinery and Equipment and other Assets in as good repair, working order and condition as at present (reasonable wear and tear excepted), (b) keep in full force and effect insurance as necessary to fully insure the Assets, (c) perform in all material respects all its obligations under all of its leases, contracts, commitments and arrangements, and not amend, alter or modify, other than in the ordinary course of business of Seller, any provision of any lease, contract, obligation or commitment to be assumed by Buyer, and (d) do all things reasonably necessary to avoid any action that would render Seller's representations and warranties hereunder inaccurate as of the Closing Date.

       6.2 Access to Information. Seller will give to Buyer, Buyer's accountants, counsel, employees and other representatives full access to all of the properties, books, contracts, commitments, reports and records of Seller relating to the Business and Assets and will furnish Buyer all such documents, records and information with respect to the affairs of the Business and copies of any working papers relating to that

Business as Buyer shall from time to time reasonably request. Buyer will endeavor not to disrupt the operations of Seller's Business during any such investigations.

       6.3        Seller's Continuing Responsibility for
                  Environmental Matters.

             (a) Seller, through and after the Closing Date, at its sole cost and expense, shall, prior to the Closing, provide to Buyer a list of all hazardous materials or substances located at its facility as defined in the OSHA Toxic and Hazardous Substances Hazard Communication Standard, 48 FR 53280, Nov. 25, 1983, as amended, and shall (except as to the matters disclosed in the Environmental Report described in Section 6.5 herein) take all actions necessary to investigate, remove or clean up any hazardous substance or other materials released into the environment prior to the Closing Date at, on or near the facility at which the Business is located for which an investigative, removal or cleanup activity is required pursuant to law, rule, regulation, order, agreement or government action, provided that (i) no such actions shall be taken except after reasonable advance notice to Buyer; and (ii) any such action shall be taken in a manner so as to minimize interference with any business conducted at the facility. Nothing herein shall in any way obligate Seller to pay for or take any action to remove or clean up any hazardous substance or other materials released into the environment at or near the facility of which the Business is located, which occurred after the Closing Date and which was not released into the environment by Seller or its agents.

             (b) Seller shall at all times retain any and all liabilities arising from the handling, treatment, storage, transportation, disposal, release or emission of any hazardous or toxic substance, materials, pollutants, contaminates or wastes by Seller or by Seller's agents or contractors.

       6.4. Title Insurance. As to each parcel of real property owned by Seller, Seller shall, at Seller's cost, deliver to Buyer prior to the Closing a commitment for an owner's policy of title insurance without standard exceptions in an amount equal to its fair market value (including improvements) insuring good and marketable title to the real property, subject only to mortgages included in the Latest Financial Statements and easements and restrictions which do not materially impair its use, occupancy or value. Seller shall pay the real estate transfer tax relating to the conveyance of the real property.

       6.5 Environmental Report. Seller has arranged and paid for the preparation and delivery to Buyer of a Phase II environmental report (the "Environmental Report") prepared by an environmental consultant with respect to its real estate in form and substance adequate to assess the environmental condition of this real estate. Seller shall certify to Buyer that, to the best of Seller's knowledge, after due inquiry, Seller is not aware of any events, facts or circumstances that would lead it to conclusions different from those reflected in the Environmental Report. Seller's obligations under Section 6.3 above shall include only any matters and conditions not disclosed in the Environmental Report.

       6.6 Surveys. With respect to each parcel of real property that Seller owns, Seller will provide to Buyer a copy of a survey of the real property certified to Buyer, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads, dated as of January 31, 1985 (the "Survey") and recertified as of a date within sixty (60) days of the Closing. The Survey shall not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over prior to the Closing.

       6.7 Employment. Seller shall terminate the employment of each of its employees immediately prior to the Closing. Between the date of the execution of this Agreement and the date of Closing, Buyer is not the employer of the employees of Seller and this Agreement shall not be construed to make Buyer the employer of Seller's employees.

       6.8 Accounts Receivable. For all accounts receivable on the Seller's balance sheet at the Closing (the

"Closing Accounts Receivable"), Buyer shall provide to Seller a detailed accounts receivable aging, showing payment history for each account on a 30, 60, 90 and 120 day basis, no later than the 15th day of each month following the Closing. AJI shall reimburse Buyer, on a dollar for dollar basis, the amount by which the total of all the Closing Accounts Receivable, in the aggregate, which are greater than 120 days past due, exceed $100,000, 120 days following the Closing Date (the "Reimbursed Accounts Receivable"). Should any of the Closing Accounts Receivable subsequently be collected, Buyer shall immediately return to AJI the full amount of all collected Closing Accounts Receivable which reduce the total Closing Accounts Receivable, which are greater than 120 days past due, below $100,000.

       7.    COVENANTS OF BUYER

       Buyer covenants and agrees with Seller that:

       7.1 Negative Actions. Between the date hereof and the Closing Date, Buyer will refrain from taking any action that would render Buyer's representations and warranties hereunder inaccurate as of the date hereof or the Closing Date.

       7.2 Employees. Buyer will offer employment to all of Seller's hourly and salaried employees (except as listed on Exhibit 7.2 attached hereto) as of the Closing, who are on active employment status (i.e., on roll and working) on the day of the Closing at their respective present wage rates (assuming these wage rates have not changed prior to the Closing, except as required under Seller's labor agreement with these employees), subject to Buyer's terms and conditions of employment.

       7.3 Assumption of Liabilities. Buyer shall execute and deliver to Seller an instrument of assumption of liabilities in form reasonably satisfactory to Seller and its counsel pursuant to which Buyer shall agree to assume and pay the assumed liabilities described in Section 1.2 above.

       7.4 Accounts Receivable. Buyer shall use best efforts to collect the accounts receivable Buyer purchases from Seller hereunder. This obligation shall be limited to the mailing of invoices and notices and shall not include any obligation to file suit.

       8.    CONDITIONS TO OBLIGATION OF BUYER

       The obligation of Buyer to consummate the transactions contemplated hereby is subject to the satisfaction, or waiver, by Buyer, at or prior to the Closing, of the following conditions, in the absence of the satisfaction of which Buyer may terminate this Agreement without liability:

       8.1 Accuracy of Representations and Warranties. The representations and warranties contained herein or otherwise made by or on behalf of Seller in connection with this Agreement and the transactions contemplated hereby shall have been true and correct in all material respects on the Closing Date to the same extent as if made on the Closing Date, except to the extent non- material changes occur in the ordinary course of Seller's business.

       8.2 Performance by Seller. Seller shall have duly performed and complied in all material respects with all terms, agreements, and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

       8.3 Seller's Certificate. Seller shall have delivered to Buyer a certificate, dated as of the Closing Date, and executed by Seller's president, to the effect that Seller has duly performed and complied with the covenants and conditions set forth in Sections 8.1 and 8.2.

       8.4 Opinion of Seller's Counsel. (a) Buyer shall have received from William T. Reynolds, Esq., general counsel of AJI, a favorable opinion, dated as of the Closing Date, and satisfactory in substance and form to Buyer and its counsel, to the following effect:

             (i) Standing, etc. of the Seller. Seller has all requisite power and authority to own the Assets and to perform Seller's obligations hereunder and to consummate the transactions contemplated hereby.

             (ii) Litigation. Except as set forth on counsel's opinion, there is no suit, action, proceeding, investigation or inquiry pending or, to the best of such counsel's knowledge, threatened at law or in equity or before any governmental department, commission, board, body, agency or instrumentality, domestic or foreign, which materially affects or could materially affect the Business or Assets or involves or could involve the validity or legality of this

       Agreement or any action taken or to be taken pursuant hereto, nor has any such suit, action, proceeding, investigation or inquiry been pending within the three years preceding the date of this Agreement.

             (iii) Execution and Delivery. This Agreement has been duly executed and delivered by Seller and AJI, and constitutes the legal, valid and binding obligation of Seller and AJI enforceable against Seller and AJI in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting the rights of creditors generally, and is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

             (iv) Consents; Defaults, Etc. To the best of counsel's knowledge, after due inquiry, neither the execution, delivery or performance by Seller and AJI of this Agreement, nor the consummation by Seller and AJI of the transactions contemplated hereby (i) is prohibited by, or requires Seller or AJI to obtain or make any consent, authorization, approval, filing or registration under, any law, rule or regulation, or, under any judgment, order, writ, injunction or decree which is binding upon Seller or AJI, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien on any of the Assets pursuant to, or require any consent (other than consents identified in such opinion and duly obtained prior to the Closing) under, any indenture, lease, mortgage or other agreement to which Seller or AJI is a party or is otherwise bound.

             (v) Conveyance of Assets. The instruments of conveyance, transfer and assignment executed and delivered to Buyer have been duly executed by Seller and are valid and effective to vest in Buyer all of the right, title and interest of Seller in and to the Assets as contemplated by the Agreement.

       (b) Buyer shall have received from Clark, Klein & Beaumont, special counsel to Seller, a favorable opinion, dated as of the Closing Date, and satisfactory in substance and form to Buyer and its counsel, to the following effect:

             (i) Standing, etc. of Seller. Based solely on a Certificate of Good Standing issued by the State of Delaware, the Seller has been validly incorporated as a Delaware corporation and is validly in existence as a corporation in good standing under the laws of the State of Delaware. Based solely on a Good Standing Certificate issued by the State of Michigan, the Seller has qualified to do business within the State of Michigan and is currently in good standing upon the records of the State of Michigan; and

             (ii)  Conveyance of Assets.  Assuming due
       authorization, execution and delivery by Seller, the instruments of conveyance, transfer and assignment are valid and effective under the laws of the State of Michigan as currently in force to vest in Buyer all of the right, title and interest of Seller in and to the Assets as contemplated by the Agreement.

       8.5 Corporate Documents. Seller shall deliver to Buyer (a) a certificate of good standing from its state of incorporation; and (b) certified resolutions of the Board of Directors of Seller and AJI authorizing this transaction.

       8.6 Instruments of Transfer. Seller shall execute and deliver to Buyer the instruments of transfer described in Section 3.2 above.

       8.7 Examination Period. Buyer shall have completed a purchase investigation and review of the financial statements and operations of Seller that shall have confirmed that all such statements and operations materially conform to the representations and warranties contained herein. Materiality (or material) shall be defined as an occurrence, financial or otherwise, which adversely impacts the value of the business to the extent that a reasonably prudent purchaser could determine that the negative impact on current or future value was significant enough to make the purchase transaction sufficiently different from the bargained for consideration and, therefore, warrant a refusal to close the transaction. Any dispute that would arise concerning this definition of materiality shall be resolved by submission to arbitration pursuant to rules of the American Arbitration Association and shall be binding on the parties hereto, and judgment may be entered upon such an award.

       9.    CONDITIONS TO OBLIGATION OF SELLER

       The obligation of Seller to consummate the transactions contemplated hereby is subject to the satisfaction, or waiver, by Seller, at or prior to the Closing, of the following conditions in the absence of the satisfaction of which Seller may terminate this Agreement without liability:

       9.1 Accuracy of Representations. The representations and warranties contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date to the same extent as if made on the Closing Date.

       9.2 Performance by Buyer. Buyer shall have duly performed and complied with all terms, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

       9.3 Officer's Certificate. Buyer shall have delivered to Seller a certificate, dated as of the Closing Date and executed by an officer of Buyer, to the effect that Buyer has duly performed and complied with the covenants and conditions set forth in Sections 9.1 and 9.2.

       9.4 Opinion of Buyer's Counsel. Seller shall have received from counsel to Buyer, a favorable opinion, dated as of the Closing Date, and satisfactory in substance and form to

Seller and its counsel, to the following effect:

             (a) Standing etc. of the Buyer. Buyer has all requisite power and authority to consummate the transactions contemplated in the Agreement and to perform Buyer's obligations contemplated therein;

             (b) Consents, Defaults, etc. Neither the execution, delivery or performance by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby (i) is prohibited by, or requires Buyer to obtain or make any consent, authorization, approval, filing or registration under, any law, rule or regulation, or, to the best of counsel's knowledge after due inquiry, under any judgment, order, writ, injunction or decree which is binding upon Buyer, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result or require any consent (other than consents identified in such opinion and duly obtained prior to the Closing) under, any indenture, lease, mortgage or other agreement to which Buyer is a party or is otherwise bound;

             (c) Execution and Delivery. This Agreement has been duly executed and delivered by Buyer, and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting the rights of creditors generally, and is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

       9.5 Corporate Documents. Buyer shall deliver to Seller (a) a certificate of good standing from its state of incorporation; and (b) certified resolutions of the Board of Directors of Buyer authorizing this transaction.

       9.6 Delivery of Purchase Price. Buyer shall deliver to Seller the Purchase Price via wire transfer directly into an account of Seller.

       10.   COVENANT NOT TO COMPETE

       10.1 Non-competition. In furtherance of the sale of the Assets to Buyer, for a period of four (4) years following the Closing, Seller and AJI shall not, nor permit any person or entity then controlled by Seller or AJI to, directly or indirectly, engage, participate in (as a partner, shareholder, officer, or director, employee, consultant, agent or otherwise) any business activity which is the same as, or similar to, or competitive with, the business conducted by Buyer utilizing the Assets anywhere in the world, nor shall Seller or AJI directly or indirectly tamper with or induce any employee, agent, salesperson, contractor, customer, supplier, manufacturer or dealer of Buyer to leave, to stop selling to or stop buying from

Buyer or otherwise to cease dealing with Buyer. Nothing herein shall prohibit any person or entity from owning 2% or less of a publicly traded Company which conducts a business which could be deemed competitive with Buyer's business.

       10.2  Enforcement.  The provisions of the covenant contained in this
Section 10 are severable and independent and shall be interpreted and applied consistently with requirements of reasonableness and equity. If any provision of the covenant contained in this Section 10 shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or the enforceable parts thereof, shall not be affected thereby.

       10.3 Injunctive Relief. Buyer, AJI and Seller acknowledge that compliance by Seller and AJI with the covenant contained in this Section 10 is necessary to protect the interests of Buyer and that a breach of the covenant contained in this Section 10 will result in irreparable and continuing damage to Buyer for which there will be no adequate remedy at law. Seller and AJI hereby agree, without intending to limit the remedies available to Buyer, that Buyer and its successors and assigns shall be entitled to injunctive relief with respect to the covenant contained in this Section 10 in addition to such other and further relief as may be appropriate.

       11.   ADDITIONAL COVENANTS OF BUYER AND SELLER

       11.1 WARN Act. Seller shall, upon execution of this Agreement and subject to the prior written approval of Buyer, provide to its employees the sixty (60) day prior notice under the Worker Adjustment and Retraining Notification Act ("WARN"), 29 USC Sec. 2101 et seq.
(1988).

       11.2 Further Assurances. After the Closing, and for no further consideration, Seller shall perform all other action reasonably requested by Buyer (including without limitation the use of Seller's best efforts) to enable Buyer to accomplish transfer of registrations, permits, approvals and the like as contemplated by this Agreement and shall execute, acknowledge and deliver such assignments, transfers, consents and other documents as Buyer or its counsel may reasonably request to vest in Buyer, and protect Buyer's right, title and interest in, and enjoyment of, the Assets intended to be assigned and transferred to Buyer pursuant to this Agreement.

       11.3 Bulk Sales Laws. Buyer waives compliance by Seller and Seller waives compliance by Buyer with the provisions of any applicable bulk sales, fraudulent conveyance or other law for the protection of creditors, and Seller shall indemnify and hold Buyer harmless and reimburse Buyer for, any and all claims, liabilities or obligations (other than those assumed by Buyer hereunder) which Buyer may suffer or incur by virtue of noncompliance by Buyer with such applicable laws under the indemnity provisions of Section 12 herein.

       11.4 Rights to Intellectual Property. Seller shall not, at any time after the Closing Date, use or disclose to any third party any Intellectual Property or Processes which at such time is not generally known to the public or recognized as standard practice, or any formulae, scientific and technical information, manufacturing procedure, know-how, processes, trade secrets or other confidential information transferred to Buyer pursuant to this Agreement, without the express prior written consent of Buyer.

       11.5 Use of Trade Names. Seller agrees that Buyer may, at its discretion, use Seller's name and any trade names used by Seller, or a phrase similar thereto in connection with marketing products after the Closing Date. Seller further agrees that Buyer may use containers, forms and other supplies which have Seller's name printed thereon after the Closing Date. Seller shall change its name to a dissimilar name as of the Closing and shall file a certificate of amendment to its articles of incorporation as of the Closing to effect this change.

       11.6 General Manager. Seller shall terminate the employment of its general manager effective the Closing Date and Seller shall be responsible for any severance payments resulting therefrom. For the period beginning immediately after the Closing Date and ending twelve (12) months thereafter, Buyer shall notify AJI in writing on or about the first day of each month (i) whether Buyer has entered into any consulting or employment relationship with Seller's general manager or entered into any agreement to do so and, if so, the date thereof; and (ii) whether such relationship has been terminated and, if so, the date thereof.

       11.7  Access and Information.  For a period of ten

(10) years following the Closing Date (or the period of Buyer's ownership of the Business, if shorter), Buyer shall use reasonable efforts to retain all books, records and other documents pertaining to the Business that are included in the Purchased Assets and Assumed Liabilities and shall make the same available after the Closing Date for inspection and copying by Seller, at Seller's expense, during normal business hours, upon reasonable request and upon reasonable prior notice. During such ten (10) year period, Buyer shall advise Seller of any planned substantial destruction of books, records and documents in writing and give Seller a reasonable opportunity to obtain possession thereof. Upon reasonable request and reasonable notice, Buyer will cooperate fully with Seller, and will permit Seller access to and the services of all employees of Buyer (in a manner which will not impair the operation of the Business) reasonably necessary (i) for preparing tax returns for periods prior to the Closing; (ii) in connection with the action Axel Johnson, Inc. v. Arthur Anderson & Co., No. 89 (Civ. 4960 (S.D.N.Y.) and for defending against any claim relating to the subject matter thereof; or (iii) for any matters stemming from the settlement of United States ex rel Butenkoff v. Industrial Tectonics, Inc., et al. Seller will pay Buyer an amount equal to the salaries or wages earned by such employees while so assisting Seller and all out-of-pocket expenses incurred by Buyer in allowing Seller to use such employees. Notwithstanding the foregoing, Buyer shall not be liable to Seller for any claim by Seller that Buyer has breached this Section 11.7 for losing any books, records or other documents.

       12. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION; ETC.

       12.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants herein and in any Exhibit, certificate, instrument or document delivered pursuant to this Agreement shall survive both the Closing and any investigation at any time made for or on behalf of any party hereto (i) for a period of five (5) years after the Closing as to Seller's representations, warranties and covenants relating to environmental matters; provided, however, that the parties' relative liability for a breach of any such representation, warranty or covenant shall be as set forth in Section 12.2, and (ii) for a period of three (3) years as to all other representations, warranties and covenants of either party.

       12.2  Indemnification by Seller.  Subject to the conditions contained in
Section 12.4 hereof and to the limitation set forth in Section 12.5 hereof, Seller and AJI shall, jointly and severally, indemnify and hold Buyer (and its shareholders, directors, officers, employees and affiliates) harmless from and against any and all claims, liabilities (including any strict liabilities with respect to any Loss specified under clause (iv) below), fines, penalties, losses, damages, (excluding incidental or consequential damages such as lost profits resulting from any disruption of operation of the Assets), costs and expenses (including reasonable counsel fees) incurred by Buyer (i) within five
(5) years from the date of Closing with respect to environmental matters, and
(ii) within three (3) years from the date of Closing with respect to all other matters, from or related to any of the following (hereinafter called a "Loss" or "Losses"):

             (i) any breach by Seller of any representation, warranty, covenant, obligation or undertaking made by Seller in or pursuant to this Agreement;

             (ii) any claim or liability not arising out of an obligation assumed by Buyer hereunder and asserted for failure to comply with any applicable bulk sales, fraudulent conveyance or other laws for the protection of creditors;

             (iii) any product liability claim or other claim for the breach of any express or implied warranty, and any other claim of whatever nature, and from all damages resulting therefrom, which may be made in connection with the sale of products manufactured by Seller prior to the Closing Date;

             (iv) any claim or liability relating to the generation, management, handling, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any waste, pollutant, or toxic, hazardous or other substance, or other action, omission or condition affecting the environment prior to the Closing Date, or after the Closing Date if resulting from the negligence of Seller or its agents, except those conditions specified in the Environmental Report; and

             (v) any claim or liability relating to the operation of the Business prior to the Closing Date not assumed by Buyer, including, without limitation, liability under labor, collective bargaining, or employment agreements and liability relating to pension, retirement or other employee benefit plans.

       With respect to any Losses arising from or related to matters described in Sections 12.2 (iv), 4.12 (b) and 6.3 hereof, Seller's obligation to indemnify Buyer shall be limited to a percentage of costs actually incurred by Buyer which shall decrease annually in accordance with the following table:

           Date of                  Seller's      Buyer's
        Claim Notice                Liability     Liability
        ------------                ---------     ---------
       From Closing to One Year
       Following Closing                  100%           0%

       One Year to Two Years              100%           0%

       Two Years to Three Years            75%          25%

       Three Years to Four Years           55%          45%

       Four Years to Five Years            25%          75%

       After Five Years from Closing        0%         100%

       The party responsible for the majority of costs in accordance with the above schedule shall manage and control the work to be performed in connection with defending the Loss. All such work will be conducted with the intent of minimizing total costs and minimizing any disruption to the operation of the Facility.

       12.3 Indemnification by Buyer. Subject to the conditions contained in Section 12.4 hereof, Buyer shall indemnify and hold Seller harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable counsel fees) from or related to (a) any breach by Buyer of any representation, warranty, covenant, obligation or undertaking made by Buyer in or pursuant to this Agreement, (b) matters arising solely from the operation of the Business after the Closing Date, other than liabilities retained by Seller hereunder, and (c) any product liability claim for injury to persons or property which may be made in connection with the sale of products manufactured by Buyer after the Closing Date.

       12.4       Indemnification Notice, etc.

             (a) If any action, suit or proceeding shall be commenced, or any claim or demand shall be asserted, in respect of which a party entitled to indemnification pursuant to this Agreement (the "Indemnitee") demands indemnification under this Section 12, the party from which such indemnification is demanded under this Section 12 (the "Indemnitor") shall be notified to that effect with reasonable promptness and shall have the right to assume entire control of its defense (including the selection of counsel), subject to the right of the Indemnitee to participate (with counsel of its choice) in, the defense, compromise or settlement thereof.

             (b) The fees and expenses of any counsel chosen by Indemnitee following acceptance by Indemnitor of its indemnity obligations shall be at the expense of the

       Indemnitee unless (i) the employment of such counsel by the Indemnitee has been specifically authorized by the Indemnitor, or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnitor and the Indemnitee shall have been advised by its counsel that there may be one or more good faith legal defenses available to it which are different from or additional to those available to the Indemnitor.

             (c) The Indemnitee shall cooperate fully in all respects with the Indemnitor in any such defense, compromise or settlement, including, without limitation, by making available all pertinent information under its control to the Indemnitor. The Indemnitor will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitee; provided, however, that in the event such consent is withheld, then the liabilities of the Indemnitor shall be limited to the total sum representing the amount of the proposed compromise or settlement and the amount of counsel fees accumulated at the time such consent is withheld. The Indemnitor shall not be liable for any settlement by Indemnitee of any action, suit, proceeding, claim or demand, unless the Indemnitee obtains the prior written consent of the Indemnitor.

       12.5 Limit on Indemnification. Notwithstanding anything herein to the contrary, Seller's liability for matters covered by the indemnification provided pursuant to this Section 12 shall be limited to the Purchase Price as set forth in Section 2.1 above in the aggregate as to environmental matters as described in this Agreement and the amount of $5 million as to all other indemnification matters; provided that the total liability of Seller for environmental matters and all other matters hereunder combined in the aggregate shall not exceed the Purchase Price.

       12.6 Butenkoff Litigation. AJI and Seller specifically, but without limitation, acknowledge and agree that their indemnity obligation under
Section 12.2 above shall include any and all Losses as defined therein relating to defective pricing claims made by the United States government, Pratt and Whitney Aviation Group, their respective agents, successors or assigns, or any other individual or entity, including, without limitation, claims relating to the Butenkoff matter identified in Section 11.7, and that the limitations as to the time for making indenmnity claims and the amount limitations included in this Section 12 shall not be applicable to any such claims.

       13.        TERMINATION

       Either party may terminate this Agreement upon material breach by the other party and following fifteen (15) days prior written notice and opportunity to cure.

       14.        EXPENSES

       Each party hereto shall bear its own expenses, including the fees of any attorneys, accountants or other engaged by such party, incurred in connection with this Agreement and the transactions contemplated hereby, it being understood that

Seller's expenses shall not be paid from the Assets.

       15.        NOTICES

       All notices, requests, demands and other communications made hereunder shall be in writing and shall be deemed duly given if and when delivered by hand, with receipt duly acknowledged, or sent by registered or certified mail, postage prepaid, as follows, or to such other address or person as any party may designate by notice to the other party or parties hereunder:

             If to Seller or AJI:

             Industrial Tectonics Inc.
             c/o Axel Johnson Inc.
             300 Atlantic Street
             Stamford, CT  06901-3530
             ATTENTION:  William T. Reynolds

             If to Buyer:

             Kaydon Corporation
             Arbor Shoreline Office Park
             Suite 101
             19329 US 19 North
             Clearwater, FL 34624
             ATTENTION:  Stephen K. Clough

       16.        AMENDMENTS; TERMINATION

       This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the proper party.

       17.   EFFECT OF THIS AGREEMENT; COUNTERPARTS

       This Agreement (including the Exhibits hereto) sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof. The section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in two or more counterparts, and all such counterparts shall constitute one and the same instrument.

       18.   GOVERNING LAW AND JURISDICTION

       This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan. Each party shall submit to the exclusive jurisdiction of any state or federal court sitting in Grand Rapids, Michigan in any action arising out of or relating to this Agreement, and shall not bring any action or proceeding relating to this Agreement in any other court.

       19.   ASSIGNMENTS; SUCCESSORS AND ASSIGNS

       This Agreement may not be assigned without the written consent of the other party, except that Buyer may assign this Agreement to a wholly-owned subsidiary in which event Buyer shall remain liable for the obligations incurred hereunder. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and assigns.

       20.   PRESS RELEASES AND ANNOUNCEMENTS

       No party shall issue any press release or announcement relating to the subject matter of this Agreement (prior to the Closing) without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other party prior to making the disclosure).

       21.   CONSTRUCTION

       The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

       IN WITNESS WHEREOF, each party hereto has executed this Agreement by its respective duly authorized officer as of the day and year first above written.

                              KAYDON CORPORATION


                              By /s/ Stephen K. Clough
                              -----------------------------------------
                                     Stephen K. Clough

                                     Its President and Chief Operating Officer
                                     -----------------------------------------
                                                       - Buyer

                              INDUSTRIAL TECTONICS INC.


                              By /s/ Paul E. Graf
                              -----------------------------------------
                                     Paul E. Graf

                                     Its Vice President
                                     ------------------------------------
                                                      - Seller

                                      AXEL JOHNSON INC.


                                      By /s/ Joseph F. Smorada
                                         ---------------------------------------
                                             Joseph F. Smorada

                                        Its Senior Vice President and Chief
                                           -------------------------------------
                                            Financial Officer



                                     - 49 -

                                  EXHIBIT 1.1


         Any and all restrictions, exceptions and encumbrances which may be listed on the title insurance policy to be provided to Buyer, which shall be subject to Buyer's approval which shall not be unreasonably withheld.

         Any leased assets described in Exhibit 4.17.

         Seller disclaims exclusive ownership of Intellectual Property - See
Exhibit 4.11.

                                 EXHIBIT 1.1(b)

         See attached machinery and equipment list with net book values as of December 31, 1992 reconciled to the December 31, 1992 general ledger.

         In addition, the following items are stored at Miller Truck &
Storage: 1 parts washer, 1 Cyntron Bell elevator, 1 Hercules low level hydraulic dumper. The following items are stored at Floyd's Rigging & Machinery Movers, Inc.: 1 grinder, 1 surface table with fixture, 4 tables with motors and 1 table with fixture. In addition, an ITI 400 Ball Lapper is at Oklahoma State University.

                           INDUSTRIAL TECTONICS, INC.
                         INSPECTION EQUIPMENT ANALYSIS
                                    11/23/93


                                           FAIR MARKET       NET BOOK
                                              VALUE       VALUE 12/31/92
                                           -----------    --------------
INSPECTION EQUIPMENT
- --------------------

Per Norman Levy Appraisal:

   Test Equipment (#502)                     $18,000        $   15,336



TEST EQUIPMENT NOT APPRAISED:
- -----------------------------

Gaging for Gold Balls                                       $   25,859

Roundness Equipment                                         $   29,842

Aviko Ball Sorter                                           $   54,000

Alloy Integrity Sorter                                      $   11,764

Eddy Current Fixture                                        $   11,744

Other (see attached)                                        $   25,978
                                                            ----------

   Total Inspection Equipment per ITI Ledger 12/31/92       $  174,523
                                                            ==========


SUMMARY:
- --------

Total Plant Equipment (preceding page)                      $1,497,510

Total Inspection Equipment                                  $  174,523
                                                            ----------

   Total Machinery and Equipment                            $1,672,033
                                                            ==========


Book value reported in 1992
Year-end audit package -- Schedule 7                        $1,672,033

11/23/93

                           INDUSTRIAL TECTONICS, INC.
                            PLANT EQUIPMENT ANALYSIS
                                    11/23/93


                                          FAIR MARKET        NET BOOK
                                             VALUE        VALUE 12/31/92
                                          -----------     --------------
Per Norman Levy Appraisal                 $1,733,500        $1,260,036

ADJUSTMENTS:                             ($   18,000)      ($   15,336)
- ------------
   Test Equipment (#502)
   (Classified as Inspection
    Equipment on ITI Ledger)

   Computer (#527)                       ($   55,000)      ($   72,155)
   (Classified as Computer
    Hardware on ITI Ledger)
                                          ----------        ----------
                                          $1,660,500        $1,172,545


EQUIPMENT NOT APPRAISED:
- ------------------------

Rough Grind Machine                                         $   16,505

Form Diamond Dresser                                        $   19,347

Air Compressor                                              $   14,915

Plant Air Quality                                           $   18,943

Other (see attached list of low $ plant and                 $  169,414
      inspection equipment)                                 ----------

   Total                                                    $1,411,669
                                                            ----------

Total book value per ITI Ledger 12/31/92                    $1,497,510

Less:  Multec - sold 3/93                                  ($   85,841)
                                                            ----------

   Adjusted Total Plant Equipment 12/31/92                  $1,411,669
                                                            ==========

11/23/93

                          INDUSTRIAL TECTONICS, INC.
                              FIXED ASSET SYSTEM
                               PLANT EQUIPMENT
                             Net Value - Internal
                           By Class / FAS Asset No.
                 For Fixed Assets 00001 Through 00533 FY = 12


C  ASSET                                   DATE    LAST   EST.     REM.    ACQUISITION   SECTION   DEPRECIABLE     TOTAL
L   NO.   Co. Asset #  G/L Code  LOCATN  ACQUIRED  DEPR   LIFE     LIFE       VALUE      179 EXP      BASIS     DEPRECIATION
M  00324    15220268    152600    PMP    12/31/83  12/92  10  0     1   0   20946.63       0.00      20946.63     19899.27
M  00325    15220270    152600    BALL   12/31/83  12/92  10  0     1   0    2584.66       0.00       2584.66      2455.46
M  00326    15220271    152600    BALL   12/31/84  12/92  10  0     2   0   12449.80       0.00      12449.80     10582.33
M  00327    15220262    152600    BALL   12/31/83  12/92  10  0     1   0  112643.77       0.00     112643.77    107011.61
M  00328    15220263    152600    PMP    12/31/83  12/92  10  0     1   0  138036.27       0.00     138036.27    131134.48
M  00329    15220265    152600    SHOP   12/31/83  12/92  10  0     1   0    3250.00       0.00       3250.00      3087.50
M  00330    15220266    152600    PMP    12/31/83  12/92  10  0     1   0   17750.00       0.00      17750.00     16862.50
M  00331    15220267    152600    PMP    12/31/83  12/92  10  0     1   0   14940.42       0.00      14940.42     14193.38
M  00332    15220269    152600    PMP    12/31/83  12/92  10  0     1   0   13135.00       0.00      13135.00     12478.25
M  00333    15220272    152600    SHOP   01/31/84  12/92  10  0     1   1    1286.97       0.00       1286.97      1093.95
M  00334    15220273    152600    BALL   12/31/84  12/92  10  0     2   0   34661.54       0.00      34661.54     29462.28
M  00335    15220274    152600    SHOP   03/31/84  12/92  10  0     1   3    4600.00       0.00       4600.00      3910.00
M  00336    15220275    152600    SHOP   02/28/84  12/92  10  0     1   2    2865.00       0.00       2865.00      2435.25
M  00337    15220276    152600    BALL   11/30/84  12/92  10  0     1  11   11845.49       0.00      11845.49     10068.67
M  00338    15220277    152600    SHOP   03/31/84  12/92  10  0     1   3   25690.72       0.00      25690.72     21837.10
M  00339    15220278    152600    BALL   12/31/84  12/92  10  0     2   0    6960.00       0.00       6960.00      5916.00
M  00340    15220279    152600    PMP    07/31/84  12/92  10  0     1   7    9999.35       0.00       9999.35      8499.49
M  00341    15220280    152600    PMP    08/31/84  12/92  10  0     1   8   13093.00       0.00      13093.00     11129.05
M  00342    15220281    152600    PMP    12/31/84  12/92  10  0     2   0    4809.00       0.00       4809.00      4087.65
M  00343    15220282    15220282  PMP    08/31/85  12/92   8  0     0   8    2301.93       0.00       2301.93      2153.05
M  00344    15220283    152600    PMP    08/31/85  12/92   8  0     0   8   13450.00       0.00      13450.00     12609.38
M  00345    15220285    152600    SHOP   04/30/85  12/92   8  0     0   4    1666.89       0.00       1666.89      1562.70
M  00346    15220286    152600    PMP    03/31/85  12/92   8  0     0   3    8770.00       0.00       8770.00      8221.99
M  00349    15220288    152600    BALL   07/31/85  12/92   8  0     0   7   12568.01       0.00      12568.01     11782.50
M  00350    15220289    152600    PMP    01/31/85  12/92   8  0     0   1   25163.06       0.00      25163.06     23590.35
M  00351    15220291    152600    BALL   07/31/86  12/92   8  0     1   7    6155.16       0.00       6155.16      5001.10
M  00352    15220294    152600    PMP    05/31/86  12/92   8  0     1   5   13450.00       0.00      13450.00     10928.13
M  00353    15220295    152600    SHOP   06/30/86  12/92   8  0     1   6   26373.46       0.00      26373.46     21426.42
M  00354    15220296    152600    BALL   11/30/86  12/92   8  0     1  11   19760.35       0.00      19760.35     16055.26
M  00355    15220297    152600    SHOP   09/30/86  12/92   8  0     1   9    3844.77       0.00       3844.77      3123.90
M  00356    15220298    152600    BALL   10/31/86  12/92   8  0     1  10   21995.37       0.00      21995.37     17871.23
M  00357    15220299    152600    SHOP   10/31/86  12/92   8  0     1  10    6141.75       0.00       6141.75      4990.18
M  00415    15220301    152600    PMP    01/31/87  06/93   8  0     1   7  206510.14       0.00     206510.14    154682.61
M  00416    15220302    152600    BALL   11/30/87  12/92   8  0     2  11   52816.82       0.00      52816.82     36311.55
M  00417    15220303    152600    PMP    01/31/87  12/92   8  0     2   1    5240.60       0.00       5240.60      3602.94
M  00418    15220305    152600    PMP    04/30/87  12/92   8  0     2   4  135552.00       0.00     135552.00     93192.00
M  00419    15220307    152600    SHOP   02/28/87  12/92   8  0     2   2    3456.00       0.00       3456.00      2376.00
M  00420    15220308    152600    BALL   07/31/87  12/92   8  0     2   7   19831.15       0.00      19831.15     13633.90
M  00421    15220310    152600    BALL   10/31/87  12/92   8  0     2  10   11800.00       0.00      11800.00      8112.50
M  00422    15220312    152600    BALL   01/31/88  12/92   8  0     3   1   30437.54       0.00      30437.54     17121.11
M  00423    15220314    152600    PMP    01/31/88  12/92   8  0     3   1   44221.25       0.00      44221.25     24874.47
M  00424    15220315    152600    PMP    06/30/88  12/92   8  0     3   6   20236.20       0.00      20236.20     11382.88


C  ASSET                      %
L   NO.        NET VALUE     EXP
M  00324       1047.36       95
M  00325        129.20       95
M  00326       1867.47       85
M  00327       5632.16       95
M  00328       6901.79       95
M  00329        162.50       95
M  00330        887.50       95
M  00331        747.04       95
M  00332        656.75       95
M  00333        193.02       85
M  00334       5199.26       85
M  00335        690.00       85
M  00336        429.75       85
M  00337       1776.82       85
M  00338       3853.62       85
M  00339       1044.00       85
M  00340       1499.86       85
M  00341       1963.95       85
M  00342        721.35       85
M  00343        143.88       94
M  00344        840.62       94
M  00345        104.19       94
M  00346        548.12       94
M  00349        785.51       94
M  00350       1572.71       94
M  00351       1154.06       81
M  00352       2521.87       81
M  00353       4945.03       81
M  00354       3705.09       81
M  00355        720.87       81
M  00356       4124.14       81
M  00357       1151.57       81
M  00415      51627.53       75
M  00416      16505.27       69
M  00417       1637.66       69
M  00418      42360.00       69(1)
M  00419       1080.00       69
M  00420       6197.25       69
M  00421       3687.50       69(1)
M  00422      13316.43       56(1)
M  00423      19346.78       56
M  00424       8853.32       56(1)


                          INDUSTRIAL TECTONICS, INC.
                      F I X E D  A S S E T  S Y S T E M                   Page 2
                               PLANT EQUIPMENT
                             Net Value - INTERNAL
                           By Class / FAS Asset No.
                 For Fixed Assets 00001 Through 00533  FY=12

C ASSET                               DATE   LAST  EST.  REM.   ACQUISITION  SECTION    DEPRECIABLE     TOTAL
L  NO.  Co Asset # G/L Code  LOCATN ACQUIRED DEPR  LIFE  LIFE      VALUE     179 EXP       BASIS     DEPRECIATION
M 00425 15220315   152600    PMP    06/30/88 12/92  8  0  3  6     57682.36       0.00      57682.36     32446.35
M 00426 15220317   152600    SHOP   04/30/88 12/92  8  0  3  4     34091.06       0.00      34091.06     19176.21
M 00427 15220318   152600    BALL   01/31/88 12/92  8  0  3  1      6365.00       0.00       6365.00      3580.33
M 00428 15220319   152600    PMP    08/31/88 12/92  8  0  3  8    113896.99       0.00     113896.99     64067.04
M 00429 15220321   152600    PMP    01/31/89 12/92  8  0  4  1      6578.18       0.00       6578.18      2877.95
M 00430 15220322   152600    PMP    06/30/89 12/92  8  0  4  6     25198.22       0.00      25198.22     11024.23
M 00431 15220323   152600    PMP    01/31/89 12/92  8  0  4  1    159909.48       0.00     159909.48     69960.41
M 00432 15220324   152600    BALL   08/31/89 12/92  8  0  4  8    390364.46       0.00     390364.46    170784.46
M 00433 15220324   152600    BALL   08/31/89 12/92  8  0  4  8   -141831.00       0.00    -141831.00    -62051.06
M 00434 15220325   152600    BALL   08/31/89 12/92  8  0  4  8     12570.00       0.00      12570.00      5499.38
M 00435 15220327   152600    BALL   11/30/89 12/92  8  0  4 11     61549.91       0.00      61549.91     26928.09
M 00436 15220328   152600    SHOP   10/31/89 12/92  8  0  4 10      4500.00       0.00       4500.00      1968.75
M 00437 15229301   152600    SHOP   01/31/87 12/92  8  0  2  1    -18750.00       0.00     -18750.00    -12890.63
M 00438 15220329   152600    PMP    12/31/90 12/92  8  0  6  0     28418.00       0.00      28418.00      8880.63
M 00439 15220330   152600    BALL   01/31/90 12/92  8  0  5  1      6922.00       0.00       6922.00      2163.13
M 00440 15220331   152600    BALL   03/31/90 12/92  8  0  5  3     87831.00       0.00      87831.00     27447.20
M 00441 15220332   152600    SHOP   12/31/90 12/92  8  0  6  0     27553.02       0.00      27553.02      8610.32
M 00442 15220333   152600    PMP    08/31/90 12/92  8  0  5  8    156701.81       0.00     156701.81     48969.32
M 00443 15220334   162600    BALL   06/30/90 12/92  8  0  5  6     94891.32       0.00      94891.32     29653.55
M 00444 15220335   152500    BALL   03/31/90 12/92  8  0  5  3      7000.00       0.00       7000.00      2187.50
M 00445 15220336   152600    PMP    12/31/90 12/92  8  0  6  0      3200.00       0.00       3200.00      1000.00
M 00507 15220337   152600    PMP    03/31/91 12/92  8  0  6  2    105730.27       0.00     105730.27     19824.42
M 00508 15220338   152600    PMP    11/30/91 12/92  8  0  6 11     22069.91       0.00      22069.91      4138.11
M 00509 15220339   152600    PMP    01/31/91 12/92  8  0  6  1     53395.00       0.00      53395.00     10011.57
M 00513 15220342   152600    SHOP   09/30/91 12/92  8  0  6  9      2396.00       0.00       2396.00       449.25
M 00514 15220343   152600    SHOP   12/31/91 12/92  8  0  7  0      3128.64       0.00       3128.64       586.62
M 00515 15220340   152600    BALL   10/31/91 12/92  8  0  6 10     45359.72       0.00      45359.72      8504.96
M 00517 15220344   152600    SHOP   06/30/91 12/92  8  0  6  6      4687.00       0.00       4687.00       878.82
M 00521 15220345   152600    BALL   05/12/92 12/92  8  0  7  5      9685.87       0.00       9685.87       605.37
M 00523 15220346   152600    SHOP   04/01/92 12/92  8  0  7  4    197416.51       0.00     197416.51     12338.53
M 00524 15220347   152600    SHOP   03/20/92 12/92  8  0  7  3     10877.00       0.00      10877.00       679.81
M 00525 15220348   152600    BALL   04/01/92 12/92  8  0  7  4    176242.84       0.00     176242.84     11015.18
M 00528 15220350   152600    SHOP   08/12/92 12/92  8  0  7  8      9387.10       0.00       9387.10       586.69
M 00533 15220349   152600    SHOP   12/17/92 12/92  8  0  8  0      1803.00       0.00       1803.00       112.69

         Class -      75                                         2910110.73       0.00    2910110.73   1452972.41

C ASSET              %
L  NO.    NET VALUE  EXP
M 00425     25236.01  56 (1)
M 00426     14914.85  56
M 00427      2784.67  56
M 00428     49829.95  56 (1)
M 00429      3700.23  44
M 00430     14173.99  44 (1)
M 00431     89949.07  44 (1)
M 00432    219580.00  44 (1)
M 00433    -79779.92  44 (1)
M 00434      7070.62  44
M 00435     34621.82  44 (1)
M 00436      2531.25  44
M 00437     -5859.37  69
M 00438     19537.37  31 (1)
M 00439      4758.87  31
M 00440     60383.80  31 (1)
M 00441     18942.70  31
M 00442    107732.49  31 (1)
M 00443     65237.77  31 (1)
M 00444      4812.50  31
M 00445      2200.00  31
M 00507     85905.85  19 (1)
M 00508     17931.80  19 (1)
M 00509     43383.43  19 (1)
M 00513      1946.75  19
M 00514      2542.02  19
M 00515     36854.77  19
M 00517      3805.18  19
M 00521      9080.50   6
M 00523    185077.98   6 (1)
M 00524     10197.19   6
M 00525    165227.66   6 (1)
M 00528      8800.41   6
M 00533      1690.31   6

          1457138.32  50




             (45,769)
          ---------------
            1,411,369

                                                                            E-62

                          INDUSTRIAL TECTONICS, INC.
                      F I X E D  A S S E T  S Y S T E M                   Page 3
                                  INSPECTION
                             Net Value - INTERNAL
                           By Class / FAS Asset No.
                 For Fixed Assets 00001 Through 00533  FY=12

ASSET                               DATE   LAST  EST.  REM.   ACQUISITION  SECTION    DEPRECIABLE     TOTAL
 NO.  Co Asset # G/L Code  LOCATN ACQUIRED DEPR  LIFE  LIFE      VALUE     179 EXP       BASIS     DEPRECIATION
00494 15310049   152700    INSP   01/31/87 12/92  6  0  0  1      4490.46       0.00       4490.46      4116.26
00495 15310050   152700    INSP   10/31/87 12/92  6  0  0 10     65718.15       0.00      65718.15     60241.66
00496 15310051   152700    INSP   04/30/87 12/92  6  0  0  4      4197.90       0.00       4197.90      3848.08
00497 15310052   152700    INSP   12/31/87 12/92  6  0  1  0      6482.27       0.00       6482.27      5942.09
00499 15310054   152700    INSP   08/31/89 12/92  6  0  2  8     62061.71       0.00      62061.71     36202.67
00500 15310055   152700    INSP   04/30/89 12/92  6  0  2  4     11350.00       0.00      11350.00      6620.84
00501 15310056   152700    INSP   04/30/89 12/92  6  0  2  4     71620.00       0.00      71620.00     41778.34
00502 15310057   152700    INSP   01/31/90 12/92  6  0  3  1     26290.08       0.00      26290.08     10954.20
00503 15310058   152700    INSP   08/31/90 12/92  6  0  3  8      5025.00       0.00       5025.00      2093.75
00511 15310060   152700    INSP   05/31/91 12/92  6  0  4  5     72000.00       0.00      72000.00     18000.00
00515 15310059   152700    INSP   09/30/91 12/92  6  0  4  9     15685.57       0.00      15685.57      3921.39
00522 15310061   152700    INSP   01/01/92 12/92  6  0  5  1     12811.40       0.00      12811.40      1067.62
00528 15310062   152700    INSP   06/16/92 12/92  6  0  5  6      8004.60       0.00       8004.60       667.05
00532 15310063   152700    INSP   10/27/92 12/92  6  0  5 10      4625.00       0.00       4625.00       385.42

       Class -      14                                          370362.14       0.00     370362.14    195839.37

***************************************************************************************************************
***************************************************************************************************************
GRAND     90                                                   3280472.87       0.00    3280472.87   1648811.78

ASSET               %
 NO.    NET VALUE  EXP
00494       374.20  92
00495      5476.49  92
00496       349.82  92
00497       540.18  92
00499     25859.04  58
00500      4729.16  58
00501     29841.66  58
00502     15335.88  42 (1)
00503      2931.25  42
00511     54000.00  25
00515     11764.18  25
00522     11743.79   8
00528      7337.55   8
00532      4239.58   8

         174522.77  53
**************************
**************************
        1631661.09  50

(1) on attached appraisal list

                          INDUSTRIAL TECTONICS, INC.
                              EQUIPMENT ANALYSIS
                                   08/23/93


                                             FAIR MARKET     BOOK VALUE
DESCRIPTION                       ASSET #       VALUE        12/31/92
- -----------                       -------       -----        --------
216 Sebastian Messerschmid
Type SLM40 16" Precision
Ball Lapping Machine, S/N
255 (1992), 20 to 120 RPM
Working Disc, Vibratory
Feed Hopper, Digital
Pendant Controls, Coolant
Filtration System                  523       $    75,000     $  185,078

217 Sebastian Messerschmid
Type SLM40 16" Precision
Ball Lapping Machine, S/N
256 (1992), 20 to 120 RPM
Working Disc, Vibratory
Feed Hopper, Digital
Pendant Controls, Coolant
Filtration System                  523       $    75,000

153 JGS Geis GMBH Type
JGS-400-N 16" Precision
Finish Ball Lapping
Machine, S/N 2097 (1982),
Digital Timers                     375       $    18,000     $        0

152 JGS Geis GMBH Type
JGS-400-N 16" Precision
Finish Ball Lapping
Machine, S/N 2098 (1982),
Digital Timers                     374       $    18,000     $        0

151 JGS Geis GMBH Type
JGS-400-N 16" Precision
Finish Ball Lapping
Machine, S/N 2096 (1982),
Digital Timers                     373       $    18,000     $        0

149 JGS Geis GMBH Type
JGS-400-N 16" Precision
Finish Ball Lapping
Machine, S/N 2094 (1982),
Digital Timers                     372       $    18,000     $        0

148 JGS Geis GMBH Type
JGS-400-N 16" Precision
Finish Ball Lapping
Machine, S/N 2095 (1982),
Digital Timers                     371       $    18,000     $        0

                          INDUSTRIAL TECTONICS, INC.
                              EQUIPMENT ANALYSIS



                                                   FAIR MARKET   BOOK VALUE
DESCRIPTION                     ASSET #            VALUE         12/31/92
- -----------                     -------            -----         --------

288 JGS Geis GMBH Type
JGS720A 20" Precision
Finish Ball Lapping
Machine, S/N 2401 (1990),
Digital Timer, Pressure
Gages                           440             $   42,500       $   60,683

289 JGS Geis GMBH Type
JGS20A 20" Precision
Finish Ball Lapping
Machine, S/N 2402 (1990),
Digital Timer, Pressure
Gages                           440             $   42,500

145 JGS Geis GMBH Type
JGS720A 20" Precision
Finish Ball Lapping
Machine, S./N 2091 (1982),
Digital Timer, Pressure
Gages                           239             $   35,000       $        0

144 JGS Geis GMBH Type
JGS720A 20" Precision
Finish Ball Lapping
Machine, S/N 2092 (1982),
Digital Timer, Pressure
Gages                           376             $   35,000       $        0

143 JGS Geis GMBH Type
JGS720A 20" Precision
Finish Ball Lapping
Machine, S/N 2093 (1982),
Digital Timer, Pressure
Gages                           378             $   35,000       $        0

154 JGS GEis GMBH Type
JGS720A 20" Precision
Finish Ball Lapping
Machine, S/N 2090 (1982),
Digital Timer, Pressure
Gages                           377             $   35,000       $        0

130 JGS Johann Geis Type
JGS-400 14" Precision
Finish Ball Lapping
Machine, S/N 618 (1957),
Digital Timer, Coolant          274             $   12,500       $        0


                          INDUSTRIAL TECTONICS, INC.
                              EQUIPMENT ANALYSIS


                                             FAIR MARKET     BOOK VALUE
DESCRIPTION                       ASSET #       VALUE        12/31/92
- -----------                       -------       -----        --------
132 JGS Johann Geis Type
JGS-400 14" Precision
Finish Ball Lapping
Machine, S/N 530 (1957),
Digital Timer, Coolant            366        $   12,500      $        0
123 JGS Johann Geis Type
JGS-400 14" Precision
Finish Ball Lapping
Machine, S/N 623 (1957),
Digital Timer, Coolant            367        $   12,500      $        0

147 JGS Geiss GMBH Type
JGS-400-N 14" Precision
Finish Ball Lapping
Machine, S/N 2099 (1982),
Digital Timer, Coolant            370        $   35,000      $        0
136 JGS Johann Geis Type
JGS-400 14" Precision
Finish Ball Lapping
Machine, S/N 626 (1957)           369        $   12,500      $        0

131 JGS Johann Geis Type
JGS400 14" Precision
Finish Ball Lapping
Machine, S/N 631 (1957)           238        $   12,500      $        0

265 JGS Johann Geis Type
JGS400 14" Precision
Finish Ball Lapping
Machine, S/N 549 (1955)           401        $   12,500      $        0

268 JGS Johann Geis Type
JGS400 14" Precision
Finish Ball Lapping
Machine, S/N 624 (1957)           399        $   12,500      $        0

433 Fabricated Computer
Controlled Production
Precision Finish Grinder
(1990), Steco Precision
Grinding Spindle, Auto
Load and Unload                   507        $   12,500      $   85,906


                          INDUSTRIAL TECTONICS, INC.
                              EQUIPMENT ANALYSIS


                                             FAIR MARKET     BOOK VALUE
DESCRIPTION                       ASSET #       VALUE        12/31/92
- -----------                       -------       -----        --------
134 JGS Johann Geis Type
JGS400 14" Precision
Finish Ball Lapping
Machine, S/N 550 (1955)           368        $   12,500      $        0

135 JGS Johann Geis Type
JGS400 14" Precision
Finish Ball Lapping
Machine, S/N 622 (1957)           397        $   12,500      $        0

534 Sebastian Messerschmidt
Type SLM72-PKS 28" Precision
Finish Ball Lapping Machine,
S/N 414 (1974), 94/47 RPM,
0.2 to 1.5 RPM Feed Hopper,
Coolant Filtration System         421*       $   60,000      $    3,688

214 Sebastian Messerschmidt
Type SLM72-S 28" Precision
Finish Ball Lapping Machine,
S/N 177 (1992), 57, 76 and
113 RPM, 0.01 to 0.4 Hopper
RPM, Coolant Filtration
System                            525        $  140,000      $  165,228

Koehler #3 36" Vertical Ball
Grinder, S/N K-36-334, Koehler
48" Rotary Ball Feed Conveyor,
Motorized Wheel Pressure
Adjustment                        297        $   10,000      $        0

Koehler #3 36" Vertical Heavy
Duty Ball Grinder, S/N
K30/36HP-298, Koehler 48"
Rotary Ball Feed Conveyor,
Motorized Wheel Pressure
Adjustment, V.S. Main Drive       298        $   10,500      $        0

307 Koehler #3 36" Vertical
Ball Grinder, S/N K-36-333,
Motorized Wheel Pressure
Adjustment, V.S. Drive,
Koehler 48" Rotary Ball
Feed Conveyor                     300        $   10,000      $        0

315 Koehler #3 36" Vertical
Ball Grinder, S/N N.A.,
48" Rotary Ball Feed              301        $   10,000      $        0


                          INDUSTRIAL TECTONICS, INC.
                              EQUIPMENT ANALYSIS


                                             FAIR MARKET     BOOK VALUE
DESCRIPTION                       ASSET #       VALUE        12/31/92
- -----------                       -------       -----        --------
265 Moehler Type MK-81-4
16" Lapping Machine, S/N
568                               400        $   10,000      $        0

Z78 Moehler Type MK-81-4
16" Lapping Machine, S/N
570                               207        $   10,000      $        0

266 Moehler Type MK-81-4
16" Lapping Machine, S/N
569                               275        $   10,000      $        0

275 Moehler Type MK-81-4
16" Lapping Machine, S/N
571                               199        $   10,000      $        0

267 JGS Johann Geis Type
JGS-400 16" Precision
Lapping Machine, S/N 625
(1957)                            398        $   12,500      $        0

430 Wadell Model CNC-112SE
2-Axis CNC Turning Center,
S/N 550-2, 6-Position Turret,
Allen Bradley 8400LP Color
CNC Controls                      443*       $   20,000      $   65,238

008 Sansei-Wasino Model
SS-500 14" Horizontal
Rotary Surface Grinder,
S/N 21-0008 (1980), 8860
FPM, 20" Chuck, Wheel
Dresser                           138        $   12,500      $        0

246 Precision Arc Company
Production Tig Welding
Center, Precision Arc
Model 2400 Programmable
Weld Controller, Model 251
CC-DC Inverter Welding
Power Source, Thermal Arc
Model WC-100B 100-Amp
Plasma Welder, Miller
Radiator-1 Cooling System,
Mid-West Vibratory Feeder,
Welding Jig, Triad Safety
Curtain, Console Controls         435        $   40,000      $   34,622


                          INDUSTRIAL TECTONICS, INC.
                              EQUIPMENT ANALYSIS


                                             FAIR MARKET     BOOK VALUE
DESCRIPTION                       ASSET #       VALUE        12/31/92
- -----------                       -------       -----        --------
173 National Maxipres 500-Ton
Straight Side Forging Press,
S/N 5051, 6" Stroke, Bed
12" Lr x 16" FB, Air Clutch,
Triad Safety Curtain              422        $   12,000      $   13,316

207 Harper Harperizer Model
4HA-12 4-Compartment Turret
Type Tumble Finisher, S/N
90H1899 (1990)                    509        $   27,500      $   43,383

010 Cincinnati #2 Centerless
Grinder, S/N 2M2H14-86
(1951), Wheel Dressing and
Truing                            141        $   12,000      $        0

017 Hardinge Model DSM-A
Super Precision Bar Turning
Lathe, S/N DSM-A-5C-1052,
4200 RPM, 6-Position Turret,
(3) Cross Slides                  156        $   12,500      $        0

542 Miyano Model BNC-20S
Sub Spindle 2-Axis CNC
Bar Turning Machine,
S/N BN203345, Dual Sided
6-Station Tool Turret,
Discharge Conveyor Chip
Conveyor, Fanuc OT CNC
Control, LNS Hydrobar Bar
Feed 386/33 Personal
Computer, Printer                 428        $   52,500      $   49,830

J & L Metrology Epic Model
114:14* Optical Comparator,
S/N 80596 (1990), Reflection
and Projection Lighting,
Quadra-Chek III 2-Axis
Digital Readout, Telecentric
Stop, (2) Lenses                  502        $   18,000      $   15,336

                                                                            E-69

                          INDUSTRIAL TECTONICS, INC.
                              EQUIPMENT ANALYSIS


                                             FAIR MARKET     BOOK VALUE
DESCRIPTION                       ASSET #       VALUE        12/31/92
- -----------                       -------       -----        --------
029 Cincinnati Milacron
Cinturn Model 10CC 2-Axis
CNC Bar Turning Machine,
S/N 5311C10-80-059 (1980),
7-Station Tool Turret,
Cincinnati Acramatic 900
Model TC CNC Controls,
Parta Catcher, Chip
Conveyor, Cincinnati
Hydraulic Bar Feed                188        $   12,500      $        0

543 Mattison Model 24A2
2-Spindle Vertical Rotary
Surface Grinder, S/N
24A2-228 (1979), (2) 40 H.P.
Spindles, 48" Table, Barnes
Drill Model MPE-25 Coolant
Filtration System, S/N
TCSP-6052                         425*       $   40,000      $   25,236

402 Mitsubishi Model RA23 9"
x 15" CNC 2-Axis Cylindrical
Grinder, S/N GK072 (1988),
Tepco Air Cleaner, Kalcon
Monolan Filtration System         431        $   60,000      $   89,949

011 H. Tachudin Type HTG-
402 8" x 20" Angle Grinder,
S/N 7065                          142        $   20,000      $        0

179 Royal Master Precise-
O-Matic Precision Centerless
Grinder, S/N 1680,
Computomotor Control Console,
Feed Thru, Automatic Dressing     418        $   35,000      $   42,360

404 Heald Model 261 Horizontal
Rotary Surface Grinder, S/N
36949 (1957), 16" Chuck, 14"
Wheel, Wheel Dresser, Barnes
Drill Magnetic and Fabric
Filter                            438        $   13,500      $   19,537

                                                                            E-70

                          INDUSTRIAL TECTONICS, INC.
                              EQUIPMENT ANALYSIS


                                             FAIR MARKET     BOOK VALUE
DESCRIPTION                       ASSET #       VALUE        12/31/92
- -----------                       -------       -----        --------
Heald Model 261 Horizontal
Rotary Surface Grinder,
S/N 31115 (1951), 16" Chuck,
14" Wheel, Wheel Dresser,
Barnes Drill Magnetic
and Fabric Filter                 145        $   10,000      $       0

061 Heald Model 261 Horizontal
Rotary Surface Grinder, S/N
30784 (1951), 16" Chuck, 14"
Wheel, Wheel Dresser, Barnes
Drill Magnetic and Fabric
Filter, Angle Table               430        $   10,000      $  14,174

252 Heald Model 261 Horizontal
Rotary Surface Grinder, S/N
36623 (1957), 16" Chuck, 14"
Wheel, Wheel Dresser, Barnes
Drill Magnetic and Fabric
Filter, Angle Table, Allen
Bradley TCAT Digital Controls     424        $   16,000      $   8,853

546 Kadia Model 2VPH60-200
2-Spindle Vertical Precision
Hone, S/N 76272, 8-Station
Dial Index Table, Hydraulic
and Filtration Unit               508        $   14,000      $  17,932

431 Thimelbau Model PM40A
Production Super Finish
Machine                           442*       $   20,000      $ 107,732

170 Taylor Hobson Talyrond
73 Precision Ball Inspection
Gage, S/N 112/1341-189,
Terminal, Filter Unit,
Chart Recorder, Epson
HX-20 Computer, Printer                      $   12,500      $       0

079 Jones & Lamson Model
FC-30 30" Optical Comparator,
S/N E36130, Projection and
Reflection, Electronic
Elevator Unit, Quadrachek
2000 2-Axis Digital Readout       455        $   20,000      $       0


                                                                            E-71

                          INDUSTRIAL TECTONICS, INC.
                              EQUIPMENT ANALYSIS


                                             FAIR MARKET     BOOK VALUE
DESCRIPTION                       ASSET #       VALUE        12/31/92
- -----------                       -------       -----        --------
016 Cincinnati 12" x 36" C.C.
Universal Cylindrical
Grinder, S/N N.A., Flip
Down ID Spindle                              $   20,000      $        0

412 Sebastian Messerschmidt
Type SLM72VL 28" Precision
Lapper, S/N 549 (1988),
Circulating Feed Conveyor,
Magnetic Chip Separator
Coolant System, 45 and 61
RPM Working Disc, 0.06-
1.05 RPM Feed Hopper,
Pendant Control                   433        $  125,000      $  139,800

411 Sebastian Messerschmidt
Type SLM72EL 28" Precision
Lapper, S/N 550 (1988),
Circulating Feed Conveyor,
Magnetic Chip Separator
Coolant System, 14.5/20/32
RPM Working Disc, 0.06-
1.05 RPM Feed Hopper,
Pendant Control                   432        $  125,000

Digital Vax 4000-200 Mini
Computer System, TK-70
Tape Drive, 400 MB Hard
Drive, (2) IGD RF72 Hard
Drives, TTI-CT8-8 Cartridge
Tape Drive, (30) VT-220
and (2) VT-320 Terminals,
Letterwriter 100 Printer,
LP-126 Printers, LP-25
Printer, LA-50 Printer,
(5) LA-210 Printers, Dec
Server 250 Communications
Link, Powerware UPS                          $   55,000      $   72,155
                                             ----------      ----------
                               TOTAL         $1,733,500      $1,260,036


                                                                            E-72

                          INDUSTRIAL TECTONICS, INC.
                              EQUIPMENT ANALYSIS
                                   11/23/93


Net book values shown on schedules are as of 12/31/92. Normal procedure is to update our fixed asset files for capital purchases, sales, and disposals on an annual basis.

                                EXHIBIT 1.1(c)


      Intellectual Property includes all of the items specified in Section 1.1(c) to the extent that Seller has any interest therein. Computer printouts of Seller's vendor list and customer list, to the extent same may constitute Intellectual Property, are available for inspection and review by Buyer.

                                EXHIBT 1.1(d)


       Trademarks - see attachments.

       U.S. TM Reg. No. 583,392 will expire December 8, 1993 and may not be renewed.

       No trademark applications, trade names (other than Industrial Tectonics, Inc.) service marks, service names, copyrights, patents or patent applications.

                                                                         770,731
UNITED STATES PATENT OFFICE
                                                         Registered June 2, 1964
- --------------------------------------------------------------------------------

                              PRINCIPAL REGISTER
                                  TRADEMARK



                    Ser. No. 178,806, filed Oct. 11, 1963




                                    (Logo)



Industrial Tectonics, Inc.           For: PRECISION MACHINED BALLS FOR USE AS
(Michigan corporation)          BEARINGS AND OTHER MACHINE PURPOSES, BEARINGS,
3686 Jackson Road               INCLUDING SPHERICAL PLAIN AND ROD END BEARINGS,
Ann Arbor, Mich.                FLUID FILM BEARINGS, ANTI-FRICTION BEARINGS
                                AND BALL BEARINGS AND BALL PLUG GAGES, in CLASS
                                23.
                                     First use 1960; in commerce 1960.
                                     Owner of Reg. No. 583,392

Registered Dec. 8, 1953                                Registration No. 583,392

                              PRINCIPAL REGISTER
                                  Trade-Mark










                         UNITED STATES PATENT OFFICE

                 Industrial Tectonics, Inc., Ann Arbor, Mich.
                                  ---------
                                 Act of 1946
                                  ---------
               Application October 30, 1952  Serial No. 637,378


                                    (Logo)



                                  STATEMENT

   Industrial Tectonics, Inc., a corporation duly organized under the laws of the State of Michigan, located at Ann Arbor, Michigan, and doing business at 3684 Jackson Road, Ann Arbor, Michigan, has adopted and is using the trademark shown in the accompanying drawing, for PRECISION MACHINED BALLS FOR USE AS BEARINGS AND OTHER MACHINE PURPOSES, in Class 23, Cutlery, machinery, and tools, and parts thereof, and presents herewith five specimens showing the trade-mark as actually used in connection with such goods,the trade-mark being applied to the goods, and requests that the same be registered in the United States Patent Office on the Principal Register in accordance with the act of July 5, 1946.
   The trade-mark was first used on the goods specified in September 1946, and first used in commerce among the several States which may lawfully be regulated by Congress on August 1, 1952.

                          INDUSTRIAL TECTONICS, INC.
                          H. E. STERN
                                  President





                                AFFIDAVIT SEC. 8
                          ACCEPTED AFFIDAVIT SEC. 15
                            RECEIVED JAN. 9, 1959

                                 EXHIBIT 1.2

                               See attachment.

08/05/93

                          INDUSTRIAL TECTONICS INC.
                                BALANCE SHEET
                                  JUNE 1993
                                    ($000)




                   ASSETS
                   ------
Cash                                                               81
Net Accounts Receivable                                         2,131
Net Inventory                                                   1,882
Prepaid Expense & Other Current Assets                            216
                                                                -----

TOTAL CURRENT ASSETS                                            4,310
                                                                -----

P,P and E, Less Accum. Dep. & Amort.                            2,852
Goodwill                                                        1,696
                                                                -----

TOTAL ASSETS                                                    8,858
                                                                -----

                 LIABILITIES
                 -----------
Accounts Payable and Accrued Liabilities                          965
Retiree Health Care Liability                                     108
                                                                  ---

TOTAL LIABILITIES                                               1,073
                                                                -----

         STOCKHOLDER'S EQUITY
         --------------------
Common Stock and Surplus                                        9,680
Recapitilization                                              (10,786)
Retained Earnings                                               8,891
                                                                -----

TOTAL STOCKHOLDER'S EQUITY                                      7,785
                                                                -----

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY                        8,858
                                                                -----

                                EXHIBIT 1.2(a)


     All purchase orders and all sales orders in the ordinary course including, without limitation, for materials, supplies and products.

     Agreements on attached list.

     All leases and contracts referred to in Section 4.17.

COMPANY                             TYPE OF AGREEMENT                 DATE
- -------                             -----------------                 ----

Hyatt Ball                          Confidentiality Agreement         06/30/93

Corning Glass                       Confidentiality Agreement         07/14/86

Toray                               Exclusivity Agreement             11/05/92

Jay Wang Trading Company, Ltd.      Distribution Agreement            07/12/89

Mercury Supply Systems Corp.        Distributorship Agreement         06/01/92

Won lk Corporation                  Distributorship Agreement         07/29/91

Hyatt Ball Company                  Confidentiality Agreement         08/01/93

Logitech Ireland                    Confidentiality Agreement         06/30/93



                                    STOCKING AGREEMENTS
                                    -------------------

                     COMPANY                                     DATE
                     -------                                     ----

                     A.J. Rod Company, Inc.                      05/26/89

                     Elisha Penniman                             05/12/89

                     French Enterprises, Inc.                    05/11/89

                     Superior Detroit Sales, Inc.                05/17/89

                     Howell MacDuff Company, Inc.                05/12/89

                     Three Star Machine & Tool, Inc.             05/17/89

                     Tridan Tool & Machine, Inc.                 05/17/89

                     Century Tools & Machinery Ltd.              07/19/89

                                 EXHIBIT 1.3

        Any of Seller's employees' personal property located at Seller's Dexter, Michigan plant are not Assets.

        Any leased assets (but including lease rights).

        Those assets listed on Exhibit 4.11.

                                 EXHIBIT 4.3


        Certain agreements listed in Exhibit 1.2(a) and leases and agreements listed in Exhibit 4.17 may require consent prior to assignment, including:

        (1)     July 12, 1989 agreement with Jay Wang Trading Company, Ltd.

        (2)     August 1, 1993 agreement with Hyatt Ball Company, Ltd.

        (3)     June 30, 1993 agreement with Logitech Ireland.

                                 EXHIBIT 4.4


        See attached list and attached memo dated November 23, 1993 from Richard Coppock to Bill Reynolds.

                        1-   305 Koehler 30: Vertical
                             Ball Grinder, Rotary End
                             Wheel Feed

                        1-   304 Koehler 30" Vertical
                             Ball Grinder, Rotary End
                             Wheel Feed

                        1-   303 Koehler 30" Vertical
                             Ball Grinder, Rotary End
                             Wheel Feed

                        1-   300 Koehler 30: Vertical
                             Ball Grinder, Rotary End
                             Wheel Feed

                      [logo INDUSTRIAL TECTONICS, INC.]
                                  MEMORANDUM

DATE:       November 23, 1993

FROM:       Richard Coppock

TO:         Bill Reynolds

SUBJECT:    4 Precision Ball Grinders

- --------------------------------------------------------------------------------

     The following is a brief summary of the condition of 4 precision ball grinders.

BALL CONVEYOR SYSTEM - The main castings are considerably worn causing balls to wedge in various places and lock up the system. These castings need to be replaced (if possible) or welded up and re-machined.


MAIN DRIVE - All bearings need to be replaced. They tend to wear faster than normal because the machine seal design is somewhat obsolete compared to today's equipment.


DRESSING SYSTEM - The original system was not rigid enough and had to be re-enforced. The dressing bars continue to wear and need to be replaced.


GUARDS AND SHIELDS  -  Need to be replaced.



     These machines are on the books at "$0.00" cost

     I hope you find this satisfactory.

                                 EXHIBIT 4.6

1. Bonus Plan - Incentive payments, if any, are due based on 1993 ITI performance in accordance with Annual Bonus Plan, to be paid March 15, 1994.

2. Vacation Pay Due - The Company is obligated to pay employees for certain unused vacation.

3. Sick time (Sick Bank) - The Company is obligated to pay employees for certain unused sick pay.

4. Hourly Attendance Bond Program - Bonds given to hourly employees for every 2 months of perfect attendance and 1 extra bond for every 6 months of perfect attendance. Assuming all employees have perfect attendance through January, 1994, the estimated cost would be $2,300.00.

5. Tuition Reimbursements - Upon submission of satisfactory grades, the Company will reimburse employees for tuition paid for successfully completed classes.

          * Employees are to be reimbursed for Fall 1993 Classes in early January of 1994. Approximate Balance Due January 10, 1994 is $325.00.

          * Winter 1994 classes will begin prior to termination of employees. Approximate Balance Due for Winter, 1994 classes will be $1,650.00.

6. Short Term Disability Claims - Currently the Company has 2 hourly employees on STD. One of them is not expected to return to work. He is currently receiving $300/week and is expected to do so until July 31, 1994.

    The second employee on STD is expected to return to work before the end of the 1993 calendar year. He is currently receiving $200/week.

7. Workers' Compensation - One hourly employee is currently receiving workers' compensation in the amount of $420/week. The claim is being investigated by Zurich-American. Possible back surgery is being discussed.

8. COBRA - The Company has certain obligations under COBRA. The following is a general description of the individuals currently receiving COBRA coverage:

          2  -  Laid Off employees - through January, 1995
          1  -  Retired employee - through February 1, 1995
          1  -  Retired employee - through March, 1995
          1  -  Laid Off employee - through March, 1995
          1  -  Dependent - through December, 1995

9.   Retiree Medical costs - Expected costs as of February 1, 1994:

          Hourly Retiree Medical Costs:      $3,000/month
          Salaried Retiree Medical Costs:    $2,700/month

10. Flexible Spending Account - 1 employee is enrolled effective 1-1-94. Amount available to employee under the flexible spending account is $180.00.

11. Commissions - The Company has an obligation to pay previously earned commissions to one salesman on a monthly basis. Approximate commissions owed to the salesman equal $500.

12. Any claims created pursuant to the 1992 Collective Bargaining Agreement attached at Exhibit 4.17.


13.  Any claims created pursuant to the benefits listed at Exhibit 4.24.

                                 EXHIBIT 4.7

     EPA Hazardous Waste Generator Registration #MIDUS2046513.*

     Application for a national pollutant discharge elimination system permit for storm water runoff.*

     Dexter Village Sanitary Waste Testing.

     Wastenaw County Right To Know Report.

     EPA Hazardous Waste Report.

     State of Michigan Boiler Inspections.

     State of Michigan OSHA Safety Inspections.



- -----------------
     *May not be transferrable or may be transferrable only with consent of government or regulatory body.

                                 EXHIBIT 4.8

     OSHA investigation conducted 10/21/93 will likely result in a fine which Seller believes will be less than $10,000 and which will be paid by Seller. At Seller's option, Buyer will cooperate with Seller if Seller decides to defend against such claim.

     United States ex rel Butenkoff v. Industrial Tectonics, Inc., et al. - See
Section 11.7.

     Pending Worker's Compensation claim. - See Exhibit 4.6.

                                 EXHIBIT 4.10


     Gunnar T. Palm, Dillon, Read & Co., Inc.

                                 EXHIBIT 4.11

     Ford compressor shoe classifier on Seller's premises is owned by Ford Motor Company and therefore is not being sold hereunder.

     Certain materials on Seller's premises are work in process owned by customers and therefore are not being sold hereunder. A list of Seller's workorders for Seller to finish material furnished by Seller's customers is attached hereto. The attachment does not include any material which Seller may have received from customers, but for which Seller has not entered a purchase order.

     Additional equipment on Seller's premises not owned by Seller and therefore not being sold hereunder are:

     1               Sunnen Honing Gage
     27  (approx.)   Storage tanks for Nitrogen, Acetylene, Argon, Oxygen
     1               Geodynamics roll-out box (used for disposal of large
                     materials)
     5               Safety Kleen tanks used for mineral solvents

     Except for the trademarks attached to Exhibit 1.1(d), all other items of Intellectual Property referred to in Exhibit 1.1(c) are subject to being in the public domain.

11/22/93                                             IT1 MANUFACTURING BACKLOG BY DUE DATE                               PAGE 24
MFC ORJ.       *** LAST ***     ***QUANTITIES***             PART                    QUANTITY       ****** DATES ******   AN
NUMBER  PC  ST W/C     OPER   ORDERED  UM  ISSUED UM       NUMBER     DESCRIPTION      OPEN  PAZ   ISSUED    COMPLETED   CD
93.164  13  1  210     200    155,000   BA 153,000   BA   1765004    SHOE-13.223       53,706  9   09/22/93  13/24/93    C3

SUB TOTAL FOR                 155,000                                                  53,706

TOTAL FOR PRODUCT CODE        155,000                                                  53,706


10/22/93                                       ITI MANUFACTURING BACKLOG BY DUE DATE                               PAGE 23

MFG ORD.         *** LAST ***     ***** QUANTITIES *****       PART                           QUANTITY         *****DATES***** AN
NUMBER  PC  ST    M/C   OPER   ORDERED  UN    ISSUED   UM   NUMBER   DESCRIPTION                OPEN PRI ISSUED   COMPLETED  CD

936748  73   I    263   500    1,836    EA    1,308    EA   1752064  GLASS - 0.2788 -LEAD BALL  1,642 2  10/14/93  11/29/93  01
937238  75   I            0        1    EA        1    EA   1750083  TC-MASTER  810 -SET BALL       1 0  11/13/93  11/30/93  01
937265  75   I    458   500        5    EA        5    EA   1161036  CAGE-13625                     5 0  11/13/93  11/30/93  03

SUB-TOTAL FOR MONTH            1,842                                                            1,648

936921  75   I    016   500      102    EA      102    EA   1751085  BRONZE  3.1250     - BALL    102 0  10/27/93  12/08/93  01
936922  75   I    016   500       26    EA       26    EA   1751086  BRONZE  4.1250     - BALL     26 0  10/27/93  12/08/93  01
937015  75   I    136   100    1,632    EA    1,632    EA   1752064  GLASS   0.2738  LEAD-BALL  1,632 1  11/01/93  12/09/93  01
937135  75   I    136   915    2,640    EA    2,640    EA   1752064  GLASS   0.2788  LEAD-BALL  2,640 0  11/05/93  12/21/93  01
937031  75   I            0      293    EA      293    EA   1750230  CAGE-078125                  293 0  11/04/93  12/23/93  01
937225  73   I    136   315    5,997    EA    5,997    EA   1752080  GLASS   0.1087  LEAD-BALL  5,997 0  11/11/93  12/23/93  01

SUB-TOTAL FOR MONTH           10,690                                                           10,690

TOTAL FOR PRODUCT CODE        12,532                                                           12,338


11/11/93                ITI MANUFACTURING BACKLOG BY DUE DATE            PAGE 21

MFG ORG.          ***LAST***    *****QUANTITIES*****      PART                               QUANTITY         ***** DATES *****   #
NUMBER   PC   ST    W.C  OPER  ORDERED  UN   ISSUED  UN  NUMBER     DESCRIPTION                OPEN    PRI   ISSUED    COMPLETE  CD
                                                         <C.
936474   73   I     240   600   2,579   EA   2,579   EA  1731005  STAR J PM -1.1250" -   -BALL  2,579   2    10/05/93  11/13/93  02
936362   73   I     240   500   4,374   EA   4,374   EA  1733001  STELL  ZN -1.375C" -API-BALL  4,374   3    09/22/93  11/14/93  02
936476   73   I     240   800   2,738   EA   2,738   EA  1737003  STAR J PM -0.7500" -API-BALL  2,738   1    10/03/93  11/24/93  02

SUB-TOTAL FOR MONTH             9,691                                                           9,691

936932   73   I     137   400     186   EA     186   EA  1736003  STEEL  ZN -1.6873" -API-BALL    186   2    10/29/93  12/03/93  03
936929   73   I     124   400   1,106   EA   1,106   EA  1736013  STAR J PM -0.6875" -API-BALL  1,106   1    10/28/93  12/06/93  03
936931   73   I     124   400     990   EA     990   EA  1733007  STAR J PN -1,3750" -API-BALL    990   1    10/30/93  12/09/93  03
936930   73   I     124   300   2,452   EA   2,452   EA  1731001  STELL  ZN -1.1250" -API-BALL  2,452   2    10/30/93  12/10/93  03
936995   73   I     124   300   2,808   EA   2,806   EA  1709009  STAR J    -0.9175" -API-BALL  2,808   1    10/30/93  12/17/93  03
936994   73   I     045   200   2,881   EA   2,881   EA  1731006  STAR J PM -1.1250"      BALL  2,881   2    11/08/93  12/13/93  03

SUB-TOTAL FOR MONTH            10,423                                                          10,423

937236   73   I     053   100   1,141   EA   1,141   EA  1738008  STOODY ZN -0,7650" -   -BALL   1,141  2    11/16/93  01/07/94  03
936993   73   I     045   200     859   EA     859   EA  1706002  REX 05    -1.6075" -API-BALL     859  2    11/16/93  01/10/94  03
936996   73   I             0   2,761   EA   2,761   EA  1701006  STAR J PM -1.1250"      BALL   2,761  2    11/22/93  01/14/94  03
937237   73   I             0     145   EA     145   EA  1732003  STELL  ZN -2.2500" -API-BALL     145  2    11/22/93  01/14/94  01

SUB-TOTAL FOR MONTH             4,906                                                            4,906

TOTAL FOR PRODUCT CODE         25,020                                                           25,020

                                 EXHIBIT 4.12


        Offsite Disposal Sites - see attachment "A"; for periods prior to 1987, see voluminous manifests per each shipment available at Seller's facility in Dexter, Michigan.

                                                                    ATTACHMENT A

- ----------------------------------------------------------------------------------------------------------------------------------
BEFORE COPYING FORM, ATTACH SITE IDENTIFICATION LABEL                                U.S. ENVIRONMENTAL
OR ENTER:                                                     [LOGO]                 PROTECTION AGENCY

SITE NAME       INDUSTRIAL TECTONICS, INC.                    /FORM/             1991 Hazardous Waste Report
                DEXTER, MICHIGAN  48130                        /OI/
                                                                                   OFF-SITE IDENTIFICATION
EPA ID NO.      MID 052 046 513
- ----------------------------------------------------------------------------------------------------------------------------------
INSTRUCTIONS:   Read the detailed instructions on the back of this page before completing this form.
- ----------------------------------------------------------------------------------------------------------------------------------
Site 1    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               MID 016 985 814                                                Usher Oil Co.
C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   900 Roselawn
                             [ ] Transporter                                                                      Zip
                             [X] TSOR                                   City     Detroit            State  MI     Code  48232
- ----------------------------------------------------------------------------------------------------------------------------------
Site 2    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               MID 010 871 234                                                Michigan Pumping Service

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   N/A
                             [X] Transporter                                                                        Zip
                             [ ] TSOR                                   City                        State           Code
- ----------------------------------------------------------------------------------------------------------------------------------
Site 3    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               MID 049 267 727                                                Power Vacuum Services, Inc.

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   N/A
                             [X] Transporter                                                                        Zip
                             [ ] TSOR                                   City                        State           Code
- ----------------------------------------------------------------------------------------------------------------------------------
Site 4    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               MID 069 818 698                                                DownRiver Maintenance Corp.

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   N/A
                             [X] Transporter                                                                        Zip
                             [ ] TSOR                                   City                        State           Code
- ----------------------------------------------------------------------------------------------------------------------------------
Site 5    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
             MID 054 683 479                                                  City Enviromental, Inc.

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   1550 Harper St.
                             [ ] Transporter                                                                        Zip
                             [X] TSOR                                   City     Detroit             State  MI      Code  48211
- ----------------------------------------------------------------------------------------------------------------------------------
Comments:


- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
BEFORE COPYING FORM, ATTACH SITE IDENTIFICATION LABEL                                U.S. ENVIRONMENTAL
OR ENTER:                                                     [LOGO]                 PROTECTION AGENCY

SITE NAME       INDUSTRIAL TECTONICS, INC.                    /FORM/             1991 Hazardous Waste Report
                DEXTER, MICHIGAN  48130                        /OI/
                                                                                   OFF-SITE IDENTIFICATION
EPA ID NO.      MID 052 046 513
- ----------------------------------------------------------------------------------------------------------------------------------
INSTRUCTIONS:   Read the detailed instructions on the back of this page before completing this form.
- ----------------------------------------------------------------------------------------------------------------------------------
Site 1    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               MID 006 523 385                                                City Enviromental, Inc.

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   29163 Calahan
                             [ ] Transporter                                                                        Zip
                             [X] TSOR                                   City     Roseville          State  MI       Code  48006
- ----------------------------------------------------------------------------------------------------------------------------------
Site 2    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               MID 093 826 733                                                American Tank Service

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   707 E. Lewiston
                             [ ] Transporter                                                                        Zip
                             [X] TSOR                                   City     Ferndale           State  MI       Code  48220
- ----------------------------------------------------------------------------------------------------------------------------------
Site 3    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               MID 981 000 359                                                Safety-Kleen Corp.

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   700 Zimmerman Road
                             [ ] Transporter                                                                        Zip
                             [X] TSOR                                   City     Mason              State  MI       Code  48854
- ----------------------------------------------------------------------------------------------------------------------------------
Site 4    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               MID 981 000 607                                                Safety-Kleen Corp.

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   3899 Wolf Road
                             [ ] Transporter                                                                        Zip
                             [X] TSOR                                   City     Saginaw            State  MI       Code  48901
- ----------------------------------------------------------------------------------------------------------------------------------
Site 5    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               ILD 051 060 408                                                Safety-Kleen Corp.

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   N/A
                             [ ] Transporter                                                                        Zip
                             [ ] TSOR                                   City                        State           Code
- ----------------------------------------------------------------------------------------------------------------------------------
Comments:


- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
   INDUSTRIAL TECTONICS, INC.                                                        U.S. ENVIRONMENTAL
   7222 W. HURON RIVER DR                                     [LOGO]                 PROTECTION AGENCY
   DEXTER, MI  48130
                                                              /FORM/             1989 Hazardous Waste Report
   MID 052 046 513                               250936        /OI/
                                                                                   OFF-SITE IDENTIFICATION
- ----------------------------------------------------------------------------------------------------------------------------------
INSTRUCTIONS:   Read the detailed instructions on the back of this page before completing this form.
- ----------------------------------------------------------------------------------------------------------------------------------
Site 1    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               MID 982 606 287                                                Inland Waters Pollution Control

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street
                             [X] Transporter                                                                        Zip
                             [ ] TSOR                                   City                        State           Code
- ----------------------------------------------------------------------------------------------------------------------------------
Site 2    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               MID 010 871 234                                                Michigan Pumping Service

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   2619 Superior St. P.O. Box 111
                             [X] Transporter                                                                        Zip
                             [X] TSOR                                   City     Trenton            State  MI       Code  48123
- ----------------------------------------------------------------------------------------------------------------------------------
Site 3    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               MID 060 975 844                                                Michigan Recovery

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   36345 Van Born Road
                             [ ] Transporter                                                                        Zip
                             [X] TSOR                                   City     Romulus            State  MI       Code  48174
- ----------------------------------------------------------------------------------------------------------------------------------
Site 4    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               MID 016 985 814                                                Usher Oil Co.

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   9000 Roselawn
                             [ ] Transporter                                                                        Zip
                             [X] TSOR                                   City     Detroit            State  MI       Code  48223
- ----------------------------------------------------------------------------------------------------------------------------------
Site 5    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               ILD 051 060 408                                                Safety-Kleen Corp.

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   700 Zimmerman Road
                             [X] Transporter                                                                        Zip
                             [ ] TSOR                                   City     Mason              State  MI       Code  48854
- ----------------------------------------------------------------------------------------------------------------------------------
Comments:


- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
   INDUSTRIAL TECTONICS, INC.                                                        U.S. ENVIRONMENTAL
   7222 W. HURON RIVER DR                                     [LOGO]                 PROTECTION AGENCY
   DEXTER, MI  48130
                                                              /FORM/             1989 Hazardous Waste Report
   MID 052 046 513                               250936        /OI/
                                                                                   OFF-SITE IDENTIFICATION
- ----------------------------------------------------------------------------------------------------------------------------------
INSTRUCTIONS:   Read the detailed instructions on the back of this page before completing this form.
- ----------------------------------------------------------------------------------------------------------------------------------
Site 1    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               MID 981 000 359                                                Safety-Kleen Corp.

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   700 Zimmerman
                             [ ] Transporter                                                                        Zip
                             [X] TSOR                                   City     Mason              State  MI       Code  48854
- ----------------------------------------------------------------------------------------------------------------------------------
Site 2    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               MID 000 724 831                                                Michigan Disposal

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   49350 N. Service Drive
                             [ ] Transporter                                                                        Zip
                             [X] TSOR                                   City     Belleville         State  MI       Code  48111
- ----------------------------------------------------------------------------------------------------------------------------------
Site 3    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter
               MID 000 000 051                                                C. I. W. Inc.

C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street   39209 Ecorse Road
                             [ ] Transporter                                                                        Zip
                             [X] TSOR                                   City     Romulus            State  MI       Code  48174
- ----------------------------------------------------------------------------------------------------------------------------------
Site 4    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter


C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street
                             [ ] Transporter                                                                        Zip
                             [ ] TSOR                                   City                        State           Code
- ----------------------------------------------------------------------------------------------------------------------------------
Site 5    A. EPA ID No. of off-site installation of transporter         B.  Name of off-site installation of transporter


C. Handler type                                                         D.  Address of off-site installation
                             (CHECK ALL THAT APPLY)

                             [ ] Generator                              Street
                             [ ] Transporter                                                                        Zip
                             [ ] TSOR                                   City                        State           Code
- ----------------------------------------------------------------------------------------------------------------------------------
Comments:


- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                     U.S. ENVIRONMENTAL
   MID 052 046 513                                G           [LOGO]                 PROTECTION AGENCY
   INDUSTRIAL TECTONICS, INC.
   COMSTOCK J ENGR MGR                                        /FORM/             1987 Hazardous Waste Report
   7222 W. HURON RIVER DR.                                     /0I/
   DEXTER                                 MI  48130
                                                                                   OFF-SITE IDENTIFICATION
- ----------------------------------------------------------------------------------------------------------------------------------
WHO MUST COMPLETE THIS FORM?      FORM OI must be completed by every site that shipped hazardous waste off site and every site that received hazardous waste from off site during 1987.

                         [ ]      Mark [X] if you are not required to complete Form OI.

               INSTRUCTIONS:      Please read the detailed instructions beginning on page 23 of the 1987 Hazardous Waste Generation and Shipment Report Instructions booklet before completing this form.

                                  Complete A through E for each off-site installation to which you shipped waste or from which you received waste during 1987.

                                  Complete A through D for every transporter you used during the reporting year.

                                  Thoughout this form enter "OK" if the information requested is not known or is not available:
                                  enter "NA" if the information requested is not applicable.  Make and complete addition copies of this form if you need to identify more than four off-site installations or transporters.
- ----------------------------------------------------------------------------------------------------------------------------------
Site 1  A.  EPA ID No. of off-site installations or transporter      B.  Name of off-site installation or transporter
            Instruction page 23                                          Page 23
            MID 010 871 234                                                       Michigan Pumping Service

C.  SRO type code                D.  Site relationship code          E.  Address of off-site transporter
    Page 24                          Page 24                             Page 24

                                                                     Street   2619 Superior St.
                                                                                                           Zip
              [K]                                [D]                 City     Trenton        State  MI     Code  48183
- ----------------------------------------------------------------------------------------------------------------------------------
Site 2  A.  EPA ID No. of off-site installations or transporter      B.  Name of off-site installation or transporter
            Instruction page 23                                          Page 23
            MID 096 963 194                                                       Chem-Met Services

C.  SRO type code                D.  Site relationship code          E.  Address of off-site transporter
    Page 24                          Page 24                             Page 24

                                                                     Street   18550 Allen Rd.
                                                                                                           Zip
              [K]                                [D]                 City     Wyandotte      State  MI     Code  48195
- ----------------------------------------------------------------------------------------------------------------------------------
Site 3  A.  EPA ID No. of off-site installations or transporter      B.  Name of off-site installation or transporter
            Instruction page 23                                          Page 23
            MID 981 000 359                                                       Safety-Kleen Corp.

C.  SRO type code                D.  Site relationship code          E.  Address of off-site transporter
    Page 24                          Page 24                             Page 24

                                                                     Street
                                                                                                           Zip
              [K]                                [D]                 City  Mason             State  MI     Code  48854
- ----------------------------------------------------------------------------------------------------------------------------------
Site 4  A.  EPA ID No. of off-site installations or transporter      B.  Name of off-site installation or transporter
            Instruction page 23                                          Page 23
                                N/A                                               Rubtron Metal Co.

C.  SRO type code                D.  Site relationship code          E.  Address of off-site transporter
    Page 24                          Page 24                             Page 24

                                                                     Street   110 N. Fourth Ave.
                                                                                                           Zip
              [K]                                [D]                 City     Ann Arbor      State  MI     Code  48103
- ----------------------------------------------------------------------------------------------------------------------------------
Comments:  Michigan Pumping Services (site 1) functioned as transporter only, on most manifests.


- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                     U.S. ENVIRONMENTAL
   MID 052 046 513                                G           [LOGO]                 PROTECTION AGENCY
   INDUSTRIAL TECTONICS, INC.
   COMSTOCK J ENGR MGR                                        /FORM/             1987 Hazardous Waste Report
   7222 W. HURON RIVER DR.                                     /0I/
   DEXTER                                 MI  48130
                                                                                   OFF-SITE IDENTIFICATION
- ----------------------------------------------------------------------------------------------------------------------------------
WHO MUST COMPLETE THIS FORM?      FORM OI must be completed by every site that shipped hazardous waste off site and every site that received hazardous waste from off site during 1987.

                         [ ]      Mark [X] if you are not required to complete Form OI.

               INSTRUCTIONS:      Please read the detailed instructions beginning on page 23 of the 1987 Hazardous Waste Generation and Shipment Report Instructions booklet before completing this form.

                                  Complete A through E for each off-site installation to which you shipped waste or from which you received waste during 1987.

                                  Complete A through D for every transporter you used during the reporting year.

                                  Thoughout this form enter "OK" if the information requested is not known or is not available:
                                  enter "NA" if the information requested is not applicable.  Make and complete addition copies of this form if you need to identify more than four off-site installations or transporters.
- ----------------------------------------------------------------------------------------------------------------------------------
Site 1  A.  EPA ID No. of off-site installations or transporter      B.  Name of off-site installation or transporter
            Instruction page 23                                          Page 23
            MID 000 820 365                                                   Inland Waters Pollution Control

C.  SRO type code                D.  Site relationship code          E.  Address of off-site transporter
    Page 24                          Page 24                             Page 24

                                                                     Street   NA
                                                                                                           Zip
              [T]                                [D]                 City                    State         Code
- ----------------------------------------------------------------------------------------------------------------------------------
Site 2  A.  EPA ID No. of off-site installations or transporter      B.  Name of off-site installation or transporter
            Instruction page 23                                          Page 23
            MID 980 684 088                                                   Solvent Distillers

C.  SRO type code                D.  Site relationship code          E.  Address of off-site transporter
    Page 24                          Page 24                             Page 24

                                                                     Street   421 Lycaste Dr.
                                                                                                           Zip
              [T]                                [D]                 City     Detroit        State  MI     Code  48214
- ----------------------------------------------------------------------------------------------------------------------------------
Site 3  A.  EPA ID No. of off-site installations or transporter      B.  Name of off-site installation or transporter
            Instruction page 23                                          Page 23           Detrex Chemical Industries Inc.
            MID 091 605 972                                                   Gold Shield Solvents Div.

C.  SRO type code                D.  Site relationship code          E.  Address of off-site transporter
    Page 24                          Page 24                             Page 24

                                                                     Street   12886 Eaton Ave.
                                                                                                           Zip
              [F]                                [D]                 City     Detroit        State  MI     Code  48227
- ----------------------------------------------------------------------------------------------------------------------------------
Site 4  A.  EPA ID No. of off-site installations or transporter      B.  Name of off-site installation or transporter
            Instruction page 23                                          Page 23
            MID 088 754 668                                                   Edwards Oil Service

C.  SRO type code                D.  Site relationship code          E.  Address of off-site transporter
    Page 24                          Page 24                             Page 24

                                                                     Street   530 S. Rouge St.
                                                                                                           Zip
              [F]                                [D]                 City     Detroit        State  MI     Code  48217
- ----------------------------------------------------------------------------------------------------------------------------------
Comments:  Site 2:  Solvent Distillers is listed on 3 manifesters as "2(d) transporter".


- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                     U.S. ENVIRONMENTAL
   MID 052 046 513                                G           [LOGO]                 PROTECTION AGENCY
   INDUSTRIAL TECTONICS, INC.
   COMSTOCK J ENGR MGR                                        /FORM/             1987 Hazardous Waste Report
   7222 W. HURON RIVER DR.                                    /0I/
   DEXTER                                 MI  48130
                                                                                   OFF-SITE IDENTIFICATION
- ----------------------------------------------------------------------------------------------------------------------------------
WHO MUST COMPLETE THIS FORM?      FORM OI must be completed by every site that shipped hazardous waste off site and every site that received hazardous waste from off site during 1987.

                         [ ]      Mark [X] if you are not required to complete Form OI.

               INSTRUCTIONS:      Please read the detailed instructions beginning on page 23 of the 1987 Hazardous Waste Generation and Shipment Report Instructions booklet before completing this form.

                                  Complete A through E for each off-site installation to which you shipped waste or from which you received waste during 1987.

                                  Complete A through D for every transporter you used during the reporting year.

                                  Thoughout this form enter "OK" if the information requested is not known or is not available:
                                  enter "NA" if the information requested is not applicable.  Make and complete addition copies of this form if you need to identify more than four off-site installations or transporters.
- ----------------------------------------------------------------------------------------------------------------------------------
Site 1  A.  EPA ID No. of off-site installations or transporter      B.  Name of off-site installation or transporter
            Instruction page 23                                          Page 23
            MID 000 724 831                                                   Michigan Disposal, Inc.

C.  SRO type code                D.  Site relationship code          E.  Address of off-site transporter
    Page 24                          Page 24                             Page 24

                                                                     Street   49350 N. Service Dr.
                                                                                                           Zip
              [F]                                [D]                 City     Belleville     State  MI     Code  48111
- ----------------------------------------------------------------------------------------------------------------------------------
Site 2  A.  EPA ID No. of off-site installations or transporter      B.  Name of off-site installation or transporter
            Instruction page 23                                          Page 23
            MID 980 615 298                                                   Petrochem Processing, Inc.

C.  SRO type code                D.  Site relationship code          E.  Address of off-site transporter
    Page 24                          Page 24                             Page 24

                                                                     Street   421 Lycaste Dr.
                                                                                                           Zip
              [F]                                [D]                 City     Detroit        State  MI     Code  48214
- ----------------------------------------------------------------------------------------------------------------------------------
Site 3  A.  EPA ID No. of off-site installations or transporter      B.  Name of off-site installation or transporter
            Instruction page 23                                          Page 23
            MIP 000 000 051                                                   CIW, Inc.

C.  SRO type code                D.  Site relationship code          E.  Address of off-site transporter
    Page 24                          Page 24                             Page 24

                                                                     Street   39209 Ecorse Rd.
                                                                                                           Zip
              [F]                                [D]                 City     Romulus        State  MI     Code  48174
- ----------------------------------------------------------------------------------------------------------------------------------
Site 4  A.  EPA ID No. of off-site installations or transporter      B.  Name of off-site installation or transporter
            Instruction page 23                                          Page 23
            MID 005 356 704                                                   Environmental Waste Conrol, Inc.

C.  SRO type code                D.  Site relationship code          E.  Address of off-site transporter
    Page 24                          Page 24                             Page 24

                                                                     Street   27140 Princeton
                                                                                                           Zip
              [F]                                [D]                 City     Inkster        State  MI     Code  48141
- ----------------------------------------------------------------------------------------------------------------------------------
Comments:


- ----------------------------------------------------------------------------------------------------------------------------------

                          INDUSTRIAL TECTONICS, INC.  [LOGO]


                          LIST OF ADDITIONAL DISPOSAL SITES USED FROM 1991 TO THE PRESENT AND NOT SHOWN ON PREVIOUS REPORTS.



                          Kelly Distributing            MID054774534

                          BIF                            MI687931223

                                 ATTACHMENT B


ASBESTOS                   Piping insulation removal performed on March 2, 1988.


METHYLENE CHLORIDE         2 gallons used for density measures of glass balls
                           for R&D only.  Used one time.


NITRIC ACID 7697-37-2      8 gallons typically on hand used for aqua regia
                           cleaning of ceramic and nital etching bearing balls.


SELENIOUS ACID 7783-00-8   5 gallons used for black oxide treatment of steel
                           balls and shanks in 1987-89.


HYDROQUINONE 123-31-9      8 gallons on hand used in X-ray room for film
                           development.


     Excerpts from Washtenow Counts 1992 Community Right-to-Know Report attached as Schedule 1 hereto.

     Pilko June 1992 Report.

     Excerpts from the Emergency Response Plan (update of Pilko June 1992 Report) attached as Schedule 2 hereto.

     Excerpts from the Village of Dexter Industrial Pre-treatment Compliance Report (update of June 1992 Pilko Report) attached as Schedule 3 hereto.

                               WASHTENAW COUNTY
                        ENVIRONMENTAL SERVICES BUREAU

           [Logo]

                           COMMUNITY RIGHT-TO-KNOW

                                     1991
                    TOXIC/HAZARDOUS MATERIALS STATUS SHEET


FACILITY IDENTIFICATION
- -----------------------

1.  Legal Business Name:  INDUSTRIAL TECTONICS, INC.

2.  Site Address:         7222 West Huron River Drive

3.  TOWNSHIP/CITY/VILLAGE LOCATION:  Scio Twp., Dexter Village  ZIP:  48130
            (circle one)


CONTACT INFORMATION
- -------------------

1.  Name:  Bob Bennett                       Title:  Safety Director

2.  Mailing Address:  59715 Ten Mile Road

    City:             South Lyon          State:  MI     Zip:  48178


EMERGENCY COORDINATOR INFORMATION
- ---------------------------------

1.  Name:  Bob Bennett               Phone: (Day) 313/426-4681

    Title: Safety Director                  (Eve) 313/437-2967

2.  Name:  Jeff Comstock                    (Day) 313/426-4681

    Title: Manager of Engineering           (Eve) 313/760-7261


ASSOCIATED BUSINESS LICENSES AND PERMITS  (Check applicable categories)
- ----------------------------------------

No hazardous waste generated
                                                   ---
Conditionally exempt small quantity hazardous
                              waste generator
                                                   ---
Small quantity hazardous waste generator
                                                   ---
Fully regulated hazardous waste generator           X
                                                   ---
Groundwater Discharge Permit
                                                   ---
Pollution Incident Prevention Plan                  X
                                                   ---
     Hazardous Materials Management Plan            X
                                                   ---
National Pollutant Discharge Elimination System
                               (NPDES) Permit
                                                   ---
Number of underground storage tanks on-site         O
                                                   ---

                                       Business Name: INDUSTRIAL TECTONICS, INC.

                                EMERGENCY PLAN

Attach a statement of your plan to notify emergency personnel in an emergency involving toxic or hazardous materials. This statement should include name(s), address(es), and telephone number(s) of emergency personnel to be notified. The contents of the emergency message should be listed if known.

                                  FLOOR PLAN

Attach a floor plan drawing of your facility in a suitable scale. This plan should show the location of your toxic and hazardous materials. (Refer to attached example.)

In addition, indicate the location relative to roads, streets, alleys, bodies of water, and adjoining occupancies. Show all entrances and exits to the facility. Also, indicate the location of sewer inlets, fire hydrants, utility shut-offs, water wells, and septic fields if applicable.

If this plan view is not complete or clear to the appropriate authorities, it will be returned for improvement and resubmittal.

                                  SIGNATURE

All applicable parts of this form have been accurately completed.

The aggregate maximum storage inventory at any one time of all materials listed IS: 233,000 pounds.
                -------

The fee schedule will probably change during the amendments process. We will notify your company of the required fee at a later date.

This form must be updated and filed by March 1st of each year.

     I declare that the above information stated on this status sheet is to the best of my knowledge true and correct.

     Jeffrey C. Comstock                         Jeffrey C. Comstock
- ------------------------------              -------------------------------
Signature                                   Printed

     Engineering Manager                         3/11/92
- ------------------------------              -----------------
Title                                       Date

Please return to:
                     Community Right-To-Know Coordinator
                     Environmental Health Services
                     2355 W. Stadium
                     P.O. Box 8645
                     Ann Arbor, MI  48107-8645

Page 1 of 1                      Business Name    Industrial Tectonics, Inc.
                                                 ----------------------------

                          WASTE MATERIALS INVENTORY


                   I                                   II                        III              IV           V           VI
       a)  DOT Shipping Name
       b)  Waste Hauler                        Waste Chemical Names             Max %           Max amt      Max amt     Volts
       c)  Storage Location                    (Ingredients Names)                             any time     annually

1.a)  Waste Flammable Liquid D001            1)  Isopropyl Alcohol               95             1000          3470         GA
  b)  American Tank Service                  2)  Oil and Grease                   5
  c)  Drums, NE Pad                          3)

2.a)  Waste Solvent F002                     1)  1,1,1-Trichloroethane           95               20            20         GA
  b)  American Tank Service                  2)  Oil and Grease                   5
  c)  NE Pad                                 3)

3.a)  Waste Petroleum Naphtha D001           1)  Naphtha                         95              220          3083         GA
  b)  Saftey-Kleen                           2)  Oil and Grease                   5
  c)  Manufacturing Areas                    3)  Metal Fines

4.a)  Waste Leaded Glass D008                1)  Glass                           10              125           125         LB
  b)  American Tank Service                  2)  Lead Oxide                       3
  c)  Lapping Department                     3)  Lithium Oxide                    1

5.a)  Swarf from Leaded Brass D008           1)  Copper                       less than 70        20            20         LB
  b)  American Tank Service                  2)  Zinc                         less than 30
  c)  NE Pad                                 3)  Lead                         less than  1

6.a)  Waste Penetrant Liquid                 1)  Hydrocarbons                    95                5             5         GA
  b)  American Tank Service                  2)
  c)  NE Pad                                 3)


EXAMPLE:

  a)  Waste Motor Oil                        1)  Motor oil                      100%             110           660         GA
  b)  XYZ Hauling Company


                                                                    SCHEDULE 2




                              Village of Dexter
                  Industrial Pre-Treatment Compliance Report
                  ------------------------------------------

A.  Facility Name            Industrial Tectonics Incorporated
    Address                  7222 West Huron River Drive
                             Dexter, Michigan 48130


B.  S.I. C. Code             3562


C.  Process                  Grinding metal, ceramic, and plastic
    Description              balls; precision machining of small
                             parts.



D.  Total Plant
       Flow                  7000 GPD
    (gallons/day)


E.  Type of Discharge          Batch               Continuous      X
                                    --------------           --------------


F.  Individual Flows          Name of Process Line           Average Flow

                              Wet polishing and rinsing        4500 GPD
                              Sanitary                         2500 GPD

G. Please note any changes in either your process lines or pretreatment practices which have occurred since your last compliance report.

        None





H. If precipitates or sludges are removed from your facility by a Waste Hauler please provide the name and registration number.

          Name  Wolverine Disposal                Number  MID086148203
               --------------------                      --------------



I certify under penalty of law that I have personally examined and am familiar with the information in this report and all attachments therein. I believe the information is true, accurate, and complete. I am aware that there are significant penalties for submitting false information including the possibility of fine and imprisonment. I further certify that the samples reported are representative of normal work cycles and expected pollutant discharges.

Name    Richard P. Coppock
      ----------------------
        Richard P. Coppock

Title   President
      ----------------------

Date    6/29/95
      ----------------------

                          INDUSTRIAL TECTONICS INC.
                  ANALYTICAL RESULTS - COMPLIANCE MONITORING
                                 MAY 25, 1993




Parameter                    Corporate                  M/G            Admin.
- --------------------------------------------------------------------------------
BOD                             81              Mg/L
COD                            300              Mg/L
Total Suspended Solids          50              Mg/L
COD or Filtrate
Grease & Oil                    18              Mg/L
Total Phosphorus                 4.6            Mg/L
Chromium                         0.02           Mg/L
Copper                           0.31           Mg/L
Nickel                 less than 0.02           Mg/L
Zinc                             0.76           Mg/L



pH                               8.06                   8.26            8.99
Temperature, C                  16.9                   18.0            15.7


       INDUSTRIAL TECTONICS, INC., 7222 W. HURON DR., DEXTER, MICHIGAN

                           EMERGENCY RESPONSE PLAN


                TABLE A-J   EVALUATION(1) OF INDUSTRIAL WASTES


                                   Dumpster            Dry Grinding               Oily              Oil Tanks        Regulated
Parameter                          Waste(2)              Swarf(3)           Grinding Sludge(4)      Sludge(5)        Limits(6)
- ----------------------             --------            ------------         ------------------      ---------        ---------
Cyanide, mg/Kg                       0.97        less than 0.087                  0.26                0.50              250
Sulfide, mg/Kg             less than 0.5         less than 185                    210                 90                500
Reactivity                           NO                    NO                      NO                  NO              (ANY)
Flash Point, deg. F     greater than 200      greater than 176                    162                 97                140
pH, S.U.                             6.0                  8.1                     7.3                 9.4             2.0-12.5
Arsenic, mg/L              less than 0.01        less than 0.002                  0.0001              0.001             5.0
Barium, mg/L                         0.3                   0.08                   0.32                0.36            100.0
Cadmium, mg/L                        0.05        less than 0.02         less than 0.01      less than 0.01              1.0
Chromium, mg/L             less than 0.04                  0.06                   0.02                0.03              5.0
Cobalt, mg/L                         0.02                  (7)                     21                 34                --
Copper, mg/L                         0.04                  0.04         less than 0.02                0.24            100.0
Mercury, mg/L              less than 0.003       less than 0.0002       less than 0.0002    less than 0.0002            0.2
Nickel, mg/L                         --                    (7)                    0.76                3.2               --
Lead, mg/L                 less than 0.10                  0.28                   0.05                0.08              5.0
Selenium, mg/L             less than 0.005       less than 0.002        less than 0.001     less than 0.001             1.0
Silver, mg/L               less than 0.02        less than 0.01         less than 0.02      less than 0.02              5.0
Zinc, mg/L                           0.12                  0.57                   0.63                3.3             500

- ---------------------
(1) Evaluated for corrosivity, flammability, reactivity, sulfide and cyanide content, and "EP toxicity" of leachate.
(2) Sampled 2/10/87 by Michigan Pumping Service, Inc.; analysis by Canton Analytical Lab.
(3) Cobalt-rich solid waste composited from 7 drums on 6/7/88.
(4) Oily sludge from precision grinding and lapping, composited from 10 drums on 6/7/88.
(5) Composited sample from bottoms of 3 waste oil tanks, 3/11/87, after pumping off liquid layer; flammable because naphtha and mineral spirits were present (hazardous waste no. D001 if not reclaimed)
(6) 40 CFR Part 261 and MDNR Rule 217.
(7) Co content was 7.4 mg/L and NI content 5.2 mg/L in 3/11/87 sample.
(8) Co content was 2 mg/L and NI content 0.76 mg/L in 3/11/87 sample.

                                 EXHIBIT 4.13

        United States ex rel Butenkoff v. Industrial Tectonics, Inc., et al. - See Section 11.7.

                                 EXHIBIT 4.14


                                     None

                                 EXHIBIT 4.15

                                    None.

                                 EXHIBIT 4.17

        Purchaser orders as set forth in Seller's "Purchase Order Status
Report".

        Customer orders as set forth in Seller's "Customer Order Status Summary", including without limitation, a 12/16/92 purchase order with General Motors Corporation AC Rochester Division, a copy of which is attached and which is referred to in Section 4.16 as "Seller's agreement with Rochester Products division of General Motors Corporation".

        Telephone lease.

        3 automobile leases.

        Agreements referred to in Section 1.2 (a).

        Computer hardware and software support agreements.

        UAW collective bargaining agreement (not to be assumed by Buyer).

(Logo)  AC Rochester Division                                D-U-N-S 01-707-9825
                                                THIS ORDER NUMBER MUST APPEAR ON
        GENERAL MOTORS CORPORATION               ALL INVOICES, PACKAGES, PACKING
        999 RANDALL RD.                               SLIPS AND BILLS OF LADING.
        COOPERSVILLE, MICHIGAN 49404
        (616) 837-7493  FAX (616)837-7592            PURCHASE ORDER NO.
                                              DATE                    P.O. NO.
V  INDUSTRIAL TECTONICS INC.                  12/16/92          5     OM930453
E                                             F.O.B.                  VIA
N  7222 HURON RIVER DR.                       DEXTER,           MI    AS INSTR
D                                             TERMS
O  DEXTER             MI   48130              NET 25TH PROX
R

ITEM OR SYMBOL NO. MUST APPEAR ON ALL PACKAGES & PACKING SLIPS.

MICHIGAN STATE SALES/USE TAX REGISTRATION NO. MS 180 0440
                                                                      CONFIRMING
================================================================================
    DELIVERY      DELIVER TO              RCDN NO.
    REQUIRED      SEE BELOW
================================================================================
ITEM OR SYMBOL NO.          DESCRIPTION               PRICE       QUANTITY
================================================================================
THIS BLANKET PURCHASE ORDER IS ISSUED TO COVER BUYER'S REQUIREMENTS FOR THE MATERIAL ON THE ATTACHED SUPPLEMENTAL PAGES FROM JANUARY 1, 1993 THRU DECEMBER 31, 1993.

SHIPMENTS ARE TO BE MADE IN ACCORDANCE WITH THE SHIPPING SCHEDULE AND RELEASE. THE TOTAL QUANTITY COVERED BY THIS PURCHASE ORDER WILL BE THE AMOUNT SHOWN ON THE RELEASE/REVISION FORM. BILLING INFORMATION IS ALSO SHOWN ON THE RELEASE/REVISION FORM. SELLER IS REQUIRED TO FURNISH 100% OF BUYER'S REQUIREMENTS ON ALL ITEMS, EXCEPT THOSE MARKED WITH AN ASTERISK (*). ON ITEMS SO MARKED, BUYER HAS EITHER INDICATED THE APPROXIMATE PERCENTAGE REQUIRED OR HAS ADVISED UNDER SEPARATE COVER THE EXTENT OF YOUR PARTICIPATION.

AC ROCHESTER'S QUALITY STANDARDS AND REQUIREMENTS, AS IDENTIFIED IN GM'S TARGETS FOR EXCELLENCE MANUAL, APPLY TO ALL ITEMS COVERED BY THIS BLANKET PURCHASE ORDER. OTHER DOCUMENTS MAY ALSO APPLY TO ITEMS COVERED BY THIS BLANKET PURCHASE ORDER, AND IF SO HAVE BEEN ATTACHED.

ALL ATTACHMENTS TO THIS ORDER ARE INTENDED TO BECOME PART OF THIS ORDER. SELLER'S SIGNED ACKNOWLEDGEMENT OF THIS ORDER INCLUDES ACKNOWLEDGEMENT OF ANY AND ALL ATTACHMENTS. SELLER'S ACKNOWLEDGEMENT ALSO INDICATES THE SELLER'S AGREEMENT THAT NO MODIFICATION TO THE DOCUMENTED PROCESS OR CONTROL PROCEDURE WILL BE MADE WITHOUT THE PRIOR NOTIFICATION AND APPROVAL OF AC ROCHESTER.


                                                                (Seal)
         VIA:  AS INSTRUCTED


   SHIPMENTS PRIOR TO DATE SPECIFIED MAY BE RETURNED AT BUYER'S DISCRETION
       NOTE: ACCEPTANCE COPY NOT REQUIRED UNLESS THIS BOX IS CHECKED.>       / /
                   OR IF A VARIANCE OR CORRECTION IS NOTED.

                                                      AC Rochester Division
THIS ORDER, INCLUDING THE TERMS AND CONDITIONS        GENERAL MOTORS CORPORATION
ON THE FACE AND REVERSE SIDE HEREOF, CONTAINS       DONALD GOBER
THE COMPLETE AND FINAL AGREEMENT BETWEEN BUYER
AND SELLER AND NO OTHER AGREEMENT IN ANY WAY
MODIFYING ANY OF SAID TERMS AND CONDITIONS WILL
BE BINDING UPON BUYER UNLESS MADE IN WRITING        BY Richard Kobes
AND SIGNED BY BUYER'S AUTHORIZED REPRESENTATIVE.       -------------------------
                                                       RICHARD KOBES
                                                                SUPV. OF PURCHAS
                                   SUPPLIER

SUPPLEMENTAL PAGE TO PURCHASE ORDER  DM93045300 - INDUSTRIAL TECTONICS IN
AC ROCHESTER DIVISION OF GENERAL MOTORS      BUYER 5 DATE 12/17/92  PAGE

 ITEM NUMBER           DESCRIPTION                   PRICE      U/MEA

@5233781                                            $0.49000  E  PC
                    TBI BALL PER PRINT DATED 04 FE 80 REVI-   ACCT - 8010
                    SION (S) DATED 21JN83  , FINISHED
                    INCLUDING HARPERIZING,ITI#5503141
                    PULL SYSTEM- SHIP VIA BURLINGTON SECOND
                     DAY

                                 EXHIBIT 4.19

        All accounts receivable more than 90 days past due per attached schedule dated 10/31/93.

                          INDUSTRIAL TECTONICS INC.
                         ACCOUNTS RECEIVABLE ANALYSIS
                    ACCOUNTS GREATER THAN 90 DAYS PAST DUE
                                AS OF 10/31/93



           CUSTOMER                                        90 DAYS
- --------------------------------                         ----------
Mercury Supply                                               $6,714
Nan Kwang                                                    $5,400
Renishaw Metrology Ltd.                                      $3,225
Holley Automotive Division                                   $2,390
A C Rochester                                                $2,103
Van Sanford Tool                                             $1,800
Pennoyer Dodge Company                                       $1,746
Black & Decker                                               $1,295
RGP International                                            $1,176
Garrett Fluid Power                                          $1,104
U.S. Gov't DFAS                                              $  990
Fisher Space Pen Company                                     $  990
Allied Signal Inc.                                           $  946
Jencors Ltd.                                                 $  885
Wallace & Tiernan Div                                        $  786
Sterer Engineering & Mfg                                     $  784
C E S A                                                      $  640
Seko S P A                                                   $  594
Caterpillar, Inc.                                            $  585
Aztec Bolt & Nut                                             $  584
Diverse Termination Inc.                                     $  584
Wellington Supply Inc.                                       $  574
Novellus Systems                                             $  557
Lucas Western                                                $  554
Lockheed Missile Space                                       $  548
Ultra-Centrifuge                                             $  496
S T D Manufacturing                                          $  439
I T T Teves                                                  $  431
Figgie Packaging                                             $  395
Aubert & Duval                                               $  385
National Aerospace                                           $  301
Santa Barbara App. Optics                                    $  295
Suncoast Tool & Gage                                         $  289
Jay Wang Trading                                             $  284
General Tool & Abrasive                                      $  257
Bearings Incorporated                                        $  225
Cherry Textron                                               $  211
Vermont American Corporation                                 $  200
New York Air Brake Company                                   $  185
Seagate Technology                                           $  179



                          INDUSTRIAL TECTONICS INC.
                         ACCOUNTS RECEIVABLE ANALYSIS
                    ACCOUNTS GREATER THAN 90 DAYS PAST DUE
                                AS OF 10/31/93



             CUSTOMER                                 90 DAYS
- --------------------------------                     ----------
AB I-O Konsult                                            $172
Precision Scientific                                      $151
Prof. Dr. H. Bosker/Afdeling                              $150
Chamonix                                                  $142
Premium Oil Field                                         $134
Bryant Grinder                                            $132
RJB Industries                                            $130
Henko Industries                                          $122
Ford Motor Company                                        $118
Carbide Probes Inc.                                       $117
Bran & Luebbe Inc.                                        $117
R & R Gear                                                $116
John Deere Waterloo Works                                 $116
Lonero Engineering                                        $115
Federal Products Corporation                              $110
Chevron Research                                          $105
Custom Machine & Tool                                     $105
Parker Hannifin Corporation                               $100
Competitor Corporation                                    $100
United Parcel Service                                      $99
B & B Precision Tools                                      $97
Star Gauge Company                                         $74
Wallace & Tiernan - England                                $65
K & K Manufacturing Inc.                                   $41
Brooks Instruments                                         $38
Detroit Ball Bearing                                       $37
Timken Co.                                                 $28
Coherent Medical                                           $16
Genus Inc.                                                 $12


                                 EXHIBIT 4.21


    See attachment for description. Any and all restrictions, exceptions and encumbrances which may be listed in the title insurance policy to be provided to Buyer, which shall be subject to Buyer's approval which shall not be unreasonably withheld.

ALTA LENDERS FORM     LEGAL DESCRIPTION-Schedule A(1)    SCHEDULE      CONTINUED
- --------------------------------------------------------------------------------

Policy Number                               Agent's Reference No.  4475C
- --------------------------------------
                Lenders

Policy Number   OD 122850
- --------------------------------------
                Owners


PARCEL I:
Commencing at the South 1/4 corner of Section 32, T1S, R5E, Webster Township, Washtenaw County, Michigan; thence North 46 deg. 26' West 27.54 feet along the centerline of Joy Road for a PLACE OF BEGINNING; thence South 53 deg. 55' West
674.33 feet; thence North 36 deg. 05' West 190.62 feet along the centerline of Huron River Drive; thence continuing along said centerline 43.61 feet along the arc of a circular curve concave to the Southwest, radius 11,459.20 feet, chord North 36 deg. 11' 40" West 43.61 feet; thence North 53 deg. 55' East 245.32 thence North 36 deg. 05' West 264.05 feet; thence North 49 deg. 29' 30" East
334.38 feet; thence South 46 deg. 26' East 532.75 feet along the centerline of Joy Road to the Place or Beginning, being a part of the Southwest 1/4 of said
Section 32, T1S, R5E, Webster Township, and part of the Northwest 1/4 of
Section 5, T2S, R5E, Scio Township, Washtenaw County, Michigan, subject to the rights of the public over the Southwesterly 33.0 feet thereof as occupied by Huron River Drive, also subject to the rights of the public over the Northeasterly 33.0 feet thereof as occupied by Joy Road.

PARCEL II:
Commencing at the South 1/4 corner of Section 32, T1S, R5E, Webster Township, Washtenaw County, Michigan; thence North 46 deg. 26' West 560.29 feet along the centerline of Joy Road; thence South 49 deg. 29' 30" West 334.38 feet for a PLACE OF BEGINNING; thence South 36 deg. 05" East 264.05 feet; thence South 53 deg. 55' West 245.32 feet; thence Northwesterly along the arc of a circular curve concave to the Southwest, radius 11,459.2 feet, subtended by a chord which bears North 36 deg. 54' 45" West 244.82 feet along the centerline of Huron River Drive; thence North 49 deg. 29' 30" East 249.61 to the Place of Beginning, being a part of the Southwest 1/4 of said Section 32, Webster Township, and part of the Northwest 1/4 of Section 5, T2S, R5E, Scio Township, being subject to the rights of the public over the Southwesterly 33.0 feet thereof as occupied by Huron River Drive.

                                  EXHIBIT 4.22

                                See attachment.

PRIMARY CASUALTY PROGRAM

                                                                               EFFECTIVE        EXPIRATION
CARRIER               COVERAGE           POLICY NO.                               DATE             DATE
- -------               --------           ----------                               ----             ----
Zurich Ins.           General            GLO 65-297-02                           4/1/93           4/1/94
                      Liability          Canadian 89-06-920-02

Zurich Ins.                              BAP 65-16-296-02 (all states)           4/1/93           4/1/94
                                         TAP 65-16-311-02 (Texas)
                                         MA 65-16-312-02 (Mass.)

Zurich Ins.                              WC 65-16-131-02                         4/1/93           4/1/94
                                         DED FL,MS,NH,AL WC 67-56-068-01
                                         CA WC 68-63-575-00
                                         Titanium Hearth WC 6838076-02

Hanover Ins.                             WKP 4006002-02                          10/1/2           10/1/93

CIGNA                                    C39827724                               4/1/93           4/1/94

Zurich                                   GLO 65-16-297-01                        4/1/92           4/1/93
                                         Canadian 89-08-920-01

Zurich                                   BAP 65-16-296-01 (all states)           4/1/92           4/1/93
                                         TAP 65-16-311-01 (Texas)
                                         MA 65-16-312-01 (Mass.)

Zurich                                   WC 65-16-131-01                         --               --
                                         DED FL, MS, WC 67-56-088-00

Travelers                                510V5784                                4/1/92           4/1/93

Zurich                                   GLO 65-16-297-00                        4/1/91           4/1/92
                                         Canadian 89-08-920

Zurich                                   BAP 65-16-296-00 (all states)           4/1/91           4/1/92
                                         TAP 65-16-311-00 (Texas)
                                         MA 65-16-312-00 (Mass.)

PRIMARY CASUALTY PROGRAM
PAGE 2

                                                                               EFFECTIVE        EXPIRATION
CARRIER               COVERAGE           POLICY NO.                               DATE             DATE
- -------               --------           ----------                               ----             ----
Zurich                General            WC 65-16-131-00                        4/1/91            4/1/92
                      Liability

Hanover                                  WC 00-00-01A                           10/1/91           10/1/92

Travelers                                TRLJ-NSS-192T428-1-89                  4/1/89            4/1/90
Guardian Royal                           Canadian 1412002
Exchange of Canada

The Travelers                            TRJ-CAP-192T429-1-89                   4/1/89            4/1/90
                                         TRLJ-NSS-192T428-1-89

The Travelers                            TDRS-UB-192T424-4-89                   4/1/89            4/1/90
                                         TDSJ-UB-192T425-6-89

American Fidelity                        TBD                                    10/1/89           10/1/90

The Travelers                            TDRJ-UB-192T424-4-90                   4/1/90            4/1/91

The Travelers                            TDSJ-UB-192T425-6-90                   4/1/90            4/1/91

The Travelers                            TDRJ-UB-192T426-8-90                   4/1/90            4/1/91

The Travelers                            TRLJ-NSS-192T428-1-90                  4/1/90            4/1/91

The Travelers                            TRJ-CAP-192T429-3-90                   4/1/90            4/1/91

Guardian Royal                           1412002                                4/1/90            4/1/91

American Fidelity                        WCA5462477-01                          10/1/89           10/1/90

UMBRELLA/EXCESS LIABILITY PLACEMENT

                                                                               EFFECTIVE        EXPIRATION
CARRIER                            POLICY NO.                                     DATE             DATE
- -------                            ----------                                     ----             ----
Zurich                             CC 6516298-02                                 4/1/93           4/1/94

Lexington Ins. Co.                 8667139                                       4/1/93           4/1/94

National Union Ins.                4263682                                       4/1/93           4/1/94

Gulf Insurance                     GA5555029                                     4/1/93           4/1/94

International Ins.                 531-2064114                                   4/1/93           4/1/94

Insurance Co. of                   XCPG1658352-2                                 4/1/93           4/1/94
North America

Zurich                             CC6516298-01                                  4/1/92           4/1/93

Lexington Ins.                     8654676                                       4/1/92           4/1/93

National Union Ins.                4266303                                       4/1/92           4/1/93

Gulf Insurance                     GA5537146                                     4/1/92           4/1/93

International Ins.                 531-205388-1                                  4/1/92           4/1/93

Insurance Co. of                   XCPG1-402749-A                                4/1/92           4/1/93
North America

Reliance Ins. Co.                  NEA 0102820                                   4/1/92           4/1/93

Zurich                             CC6516298-00                                  4/1/91           4/1/92

Lexington Ins.                     8653446                                       4/1/91           4/1/92

National Union                     426-44-48                                     4/1/91           4/1/92

New England                        EN 0000222                                    4/1/91           4/1/92

International Ins. Co.             531-204301-8                                  4/1/91           4/1/92

UMBRELLA/EXCESS LIABILITY PLACEMENT
PAGE 2

                                                                               EFFECTIVE        EXPIRATION
CARRIER                            POLICY NO.                                     DATE             DATE
- -------                            ----------                                     ----             ----
Lexington Ins. Co.                 510 7440                                      4/1/90           4/1/91

AIU                                75105094                                      4/1/90           4/1/91
National Union                     426-4385

New England                        EN0000222                                     4/1/90           4/1/91

AIU                                75105095                                      4/1/90           4/1/91

The Travelers                      TFFEX-202T820-2-90                            4/1/90           4/1/91

North River Ins.                   524-203862-4                                  4/1/89           4/1/90

Royal Indemnity                    RHA 000536                                    4/1/89           4/1/90

Lexington Ins.                     5568104                                       4/1/89           4/1/90

New England                        EN 00000020                                   4/1/89           4/1/90
AIU                                75-104895

Harbor                             HI 239137                                     4/1/89           4/1/90

BOILER/MACHINERY INSURANCE

                                                                               EFFECTIVE        EXPIRATION
CARRIER                            POLICY NO.                                     DATE             DATE
- -------                            ----------                                     ----             ----
Hartford Steam Boiler              NY 85-70115-09                                7/1/89           7/1/90
Inspection & Ins. Co.

Hartford Steam                     NY 85-70115-10                                7/1/90           7/1/91

Hartford Steam                     NY 85-70115-11                                7/1/91           7/1/92

Hartford Steam                     NY 85-70115-12                                7/1/92           7/1/93

Hartford Steam                     NY 85-70115-14                                7/1/93           7/1/94

                                           ----------------------------------------


PROPERTY INSURANCE

                                                                               EFFECTIVE        EXPIRATION
CARRIER                            POLICY NO.                                     DATE             DATE
- -------                            ----------                                     ----             ----
Lloyd's & British Cos.             HZ023989                                      7/1/89           7/1/92

Lloyd's & British Cos.             HZ171292                                      7/1/92           7/1/93

Home Ins. Co.                      PCA-F728020                                   7/1/93           7/1/94
Allianz Int'l                      HZ227893

                                           ----------------------------------------


CARGO INSURANCE

                                                                               EFFECTIVE        EXPIRATION
CARRIER                            POLICY NO.                                     DATE             DATE
- -------                            ----------                                     ----             ----
American Home                      81629                                         1/1/79         continuing
Assurance

NY Marine & General                90718                                         1/1/79         continuing
Insurance Co.

NY Marine & General                CN1731/01                                     1/1/79         continuing
Insurance Co.

CRIME INSURANCE

                                                                               EFFECTIVE        EXPIRATION
CARRIER                            POLICY NO.                                     DATE             DATE
- -------                            ----------                                     ----             ----
CRIME INSURANCE (PRIMARY)

Chubb (Federal                     81098916                                     1/26/87          1/26/88
Insurance Co.)

Chubb                              81098916                                     1/26/88          1/26/89

Chubb                              81098916                                     1/26/89          1/26/90

Chubb                              81098916A                                    1/26/90          1/26/91

Chubb                              81098916A                                    1/26/91          1/26/92

Chubb                              81098916A                                    1/26/92          7/1/92



COMPUTER THEFT

Chubb (Federal                     81035305                                     12/15/87         12/15/88
Insurance Co.)

Chubb                              81035305                                     12/15/88         12/15/89

Chubb                              81035305                                     12/15/89         12/15/90

Chubb                              81035305                                     12/15/90         12/15/91

Chubb                              81035305                                     12/15/91         7/1/92

CRIME INSURANCE
PAGE 2

                                                                               EFFECTIVE        EXPIRATION
CARRIER                            POLICY NO.                                     DATE             DATE
- -------                            ----------                                     ----             ----
EXCESS CRIME INSURANCE

National Union                     133-4042                                     10/1/87           7/1/88

National Union                     621-7588                                     7/1/88            7/1/89

National Union                     621-8540                                     7/1/89            7/1/90

National Union                     621-9403                                     7/1/90            7/1/91

National Union                     437-6565                                     7/1/91            7/1/92



COMPREHENSIVE CRIME INSURANCE

Aetna Casualty                     001BY10075695BCA                             7/1/92            7/1/93
& Surety

Aetna Casualty                     001BY10075695BCA                             7/1/93            7/1/94
& Surety

AVIATION AND TRAVEL ACCIDENT

AIRCRAFT NON-OWNERSHIP LIABILITY

                                                                               EFFECTIVE        EXPIRATION
CARRIER                            POLICY NO.                                     DATE             DATE
- -------                            ----------                                     ----             ----
CIGNA                              AVG069609                                    10/27/87         10/27/88

CIGNA                              S00014928                                    10/27/88         10/27/89

CIGNA                              S00071474                                    10/27/89         10/27/90

CIGNA                              S000127814                                   10/27/90         10/27/91

CIGNA                              S000182284                                   10/27/91         10/27/92



AIRCRAFT PRODUCTS LIABILITY INSURANCE

Lloyds & British Cos.              AY64105                                      12/19/87         12/19/88

Lloyds & British Cos.              A166537                                      12/19/88         12/19/89

Lloyds & British Cos.              A2A0486                                      12/19/89         12/19/90

CIGNA                              AVK008040                                    12/19/90         12/19/91

CIGNA                              AVK009355                                    12/19/91         12/19/92



GROUP TRAVEL ACCIDENT INSURANCE

The Home Ins. Co.                  GT25140                                      2/19/87          2/19/90

AIG Life                           GTP8038204                                   2/19/90          2/19/93

Commercial Litz Co.                GTA15169                                     2/19/93          2/19/96



FIDUCIARY LIABILITY INSURANCE

Aetna Casualty &                   001 FF 100813952 BCA                         6/14/93          6/14/94
Surety Company

Chubb Group                        81025961-C                                   6/14/92          6/14/93

Chubb Group                        81025961-C                                   6/14/91          6/14/92

Chubb Group                        81025961-B                                   6/14/90          6/14/91

Chubb Group                        81025961-B                                   6/14/89          6/14/90

                                 EXHIBIT 4.23

     Seller is not subject to any labor grievances, claims of unfair labor practices, or other material collective bargaining disputes, except as follows:

     Unsigned pension agreement with UAW.

     Any matter which may arise out of the transactions referred to in this Asset Purchase Agreement.

                                 EXHIBIT 4.24


1. The Industrial Tectonics, Inc. Blue Preferred Medical Plan for Salaried Employees (through Blue Cross/Blue Shield of Michigan, Group Number 04084, Suffix Number 660).

2. The Industrial Tectonics, Inc. Blue Preferred Medical Plan for Hourly Employees (through Blue Cross/Blue Shield of Michigan, Group Number 04084, Suffix Number 661).

3. The Industrial Tectonics, Inc. Care Choices HMO for Salaried and Hourly Employees and Salaried and Hourly Retirees (through Mercy Health Services, plan number 230, Salaried Group Number 26001, Hourly Group Number 26002, Salaried and Hourly Retirees Group Number 26003).

4. The Industrial Tectonics, Inc. Blue Cross/Blue Shield Traditional Medical Plan for Hourly Active Employees and Hourly Retirees (through Blue Cross/Blue Shield of Michigan, Hourly Active Employees Group Number 04084. Suffix Number 002, Hourly Retiree Employees Group Number 04084, Suffix Number 901).

5. The Industrial Tectonics, Inc. Blue Cross/Blue Shield Traditional Medical Plan for Salaried Retirees (through Blue Cross/Blue Shield of Michigan, Salaried Retirees Group Number 01081, Suffix Numbers 900 and 902).

6. The Industrial Tectonics, Inc. Delta Traditional Dental Plan for Salaried Employees (through Delta Dental Plan of Michigan, Group Number 3840, Suffix Number 001).

7. The Industrial Tectonics, Inc. Delta Traditional Dental Plan for Hourly Employees (through Delta Dental Plan of Michigan, Group Number 3840, Suffix Number 002).

8. The Industrial Tectonics, Inc. Set Fee Vision Plan for Salaried and Hourly Employees (through Metropolitan Life Insurance Company* Group Number 27167).

9. The Industrial Tectonics, Inc. Life and Accidental Death and Dismemberment Plan for Salaried Employees (through Metropolitan Life Insurance Company* Group Number 27167).

10. The Industrial Tectonics, Inc. Life and Accidental Death and Dismemberment Plan for Hourly Employees (through Metropolitan Life Insurance Company* Group Number 27167).

11. The Industrial Tectonics, Inc. Short-Term Disability Plan for Salaried Employees (self-funded).

12. The Industrial Tectonics, Inc. Accident and Sickness Plan for Hourly Employees (through Metropolitan Life Insurance Company* Group Number 27167).

13. The Axel Johnson, Inc. Long Term Disability Income Plan (covers salaried employees of ITI through UNUM Life Insurance Company, Policy Number 0454307, Division Number 003).

14. Axel Johnson, Inc. Retirement Plan (a defined benefit pension plan in which eligible ITI salaried employees participate).

15. The Ball Division of Industrial Tectonics, Inc. - UAW Retirement Plan (a defined benefit pension plan in which eligible ITI hourly employees participate).

16. The Industrial Tectonics, Inc. Retiree Life Insurance Plan for Hourly Retirees (through Metropolitan Life Insurance Company* Group Number 27167).

17. The Industrial Tectonics, Inc. 401(k) Savings Plan (for eligible salaried and hourly employees).

18. The Axel Johnson, Inc. Flexible Spending Account Plan (providing dependent care and medical reimbursement for eligible salaried employees).

19. The Industrial Tectonics, Inc. Educational Assistance Program (for eligible salaried and hourly employees).

20.  Vacations (for salaried and hourly employees).

21.  Sick Days (for salaried and hourly employees).

22.  Attendance Bond Program (for hourly employees).

23. The Industrial Tectonics, Inc. Service Award Program (for salaried and hourly employees).

24.  Christmas Turkeys and Christmas Party (for salaried and hourly employees).

25.  Safety Eye Glasses (for salaried and hourly employees).

26.  Uniforms (for hourly employees).

27.  The Supplemental Unemployment Benefit Plan (for hourly employees).

28. The Industrial Tectonics, Inc. Severance Payment Program (for salaried employees).

29. Any additional benefits provided pursuant to the 1992 Collective Bargaining Agreement.

30.  Group Travel Accident Insurance.
*All insurance contracts currently with Metropolitan Life Insurance Company will be replaced by similar contracts through Aetna Insurance Company.

                                 EXHIBIT 7.2


                              Richard P. Coppock